Exhibit 2.1


                                                    PROPRIETARY AND CONFIDENTIAL
                                                                  EXECUTION COPY


                           PURCHASE AND SALE AGREEMENT

                                      AMONG

                             JOSLYN HOLDING COMPANY,

                          DANAHER UK INDUSTRIES LIMITED

                                       and

                                  JOSLYN CANADA

                                (as the Sellers)

                                       and

                           THOMAS & BETTS CORPORATION

                                 (as the Buyer)



                                  June 30, 2007



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                                Table of Contents
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
ARTICLE I             MEMBERSHIP INTEREST AND ASSET PURCHASE......................................................1

                       1.1         Sale and Transfer of Membership Interests; Purchase and Sale of Assets;
                                   Assumption of Liabilities......................................................1
                       1.2         Purchase Price and Related Matters.............................................2
                       1.3         The Closing....................................................................3
                       1.4         Post-Closing Adjustment........................................................4
                       1.5         Consents to Assignment.........................................................5
                       1.6         Further Assurances.............................................................6

ARTICLE II            REPRESENTATIONS AND WARRANTIES OF THE SELLERS...............................................6

                       2.1         Organization, Qualification and Power..........................................6
                       2.2         Capitalization.................................................................7
                       2.3         Authority......................................................................7
                       2.4         Noncontravention...............................................................7
                       2.5         Financial Statements...........................................................8
                       2.6         Absence of Certain Changes.....................................................8
                       2.7         Tax Matters....................................................................8
                       2.8         Tangible Personal Property.....................................................9
                       2.9         Designated Owned Real Property.................................................9
                       2.10        Leased Real Property...........................................................9
                       2.11        Intellectual Property.........................................................10
                       2.12        Contracts.....................................................................11
                       2.13        Entire Business...............................................................12
                       2.14        Litigation....................................................................12
                       2.15        Employment Matters............................................................13
                       2.16        Employee Benefits.............................................................13
                       2.17        Environmental Matters.........................................................14
                       2.18        Legal Compliance..............................................................15
                       2.19        Permits.......................................................................15
                       2.20        Certain Payments..............................................................15
                       2.21        Brokers' Fees.................................................................15

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE BUYER................................................15

                       3.1         Organization..................................................................15
                       3.2         Authority.....................................................................15
                       3.3         Noncontravention..............................................................16
                       3.4         Litigation....................................................................16
                       3.5         Investment Intent.............................................................16
                       3.6         Financing.....................................................................16
                       3.7         Solvency......................................................................16
                       3.8         Due Diligence by the Buyer....................................................17
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
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
ARTICLE IV            PRE-CLOSING COVENANTS......................................................................18

                       4.1         Closing Efforts; Hart-Scott-Rodino Act........................................18
                       4.2         Operation of Business.........................................................18
                       4.3         Access........................................................................20
                       4.4         Disclosure Documents..........................................................21
                       4.5         Elimination of Intercompany Items.............................................21
                       4.6         Replacement of Guarantees and Letters of Credit...............................21

ARTICLE V             CONDITIONS PRECEDENT TO CLOSING............................................................21

                       5.1         Conditions to Obligations of the Buyer........................................21
                       5.2         Conditions to Obligations of the Sellers......................................22

ARTICLE VI            INDEMNIFICATION............................................................................23

                       6.1         Indemnification by the Parent.................................................23
                       6.2         Indemnification by the Buyer..................................................23
                       6.3         Claims for Indemnification....................................................23
                       6.4         Survival......................................................................24
                       6.5         Limitations...................................................................24
                       6.6         Treatment of Indemnification Payments.........................................27

ARTICLE VII           TAX MATTERS................................................................................27

                       7.1         Preparation and Filing of Tax Returns; Payment of Taxes.......................27
                       7.2         Allocation of Certain Taxes...................................................28
                       7.3         Refunds and Carrybacks........................................................29
                       7.4         Cooperation on Tax Matters; Tax Audits........................................29
                       7.5         Termination of Tax Sharing Agreements.........................................30
                       7.6         Scope of Article VII..........................................................30

ARTICLE VIII          TERMINATION................................................................................30

                       8.1         Termination of Agreement......................................................30
                       8.2         Effect of Termination.........................................................30

ARTICLE IX            EMPLOYEE MATTERS...........................................................................31

                       9.1         Offer of Employment; Continuation of Employment...............................31
                       9.2         Cessation of Business Benefit Plan Participation; 401(k) Plan Matters.........31
                       9.3         Employment Related Liabilities................................................31
                       9.4         Compensation; Employee Benefits; Severance Plans..............................31
                       9.5         Welfare Plans.................................................................32
                       9.6         Accrued Personal, Sick or Vacation Time.......................................32
                       9.7         U.S. WARN Act.................................................................32
                       9.8         U.S. COBRA....................................................................33
                       9.9         Post-Employment/Retiree Medical Benefits......................................33
                       9.10        Retention Bonuses.............................................................33
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                                       ii
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
ARTICLE X             OTHER POST-CLOSING COVENANTS...............................................................33

                       10.1        Manager, Director and Officer Indemnification.................................33
                       10.2        Claims Against Managers, Directors and Officers...............................33
                       10.3        Payment of Certain Monies.....................................................34
                       10.4        Waiver of Conflicts Regarding Representation; Non-Assertion of Attorney Client
                                   Privilege.....................................................................34
                       10.5        Use of Names..................................................................34
                       10.6        Seller Guarantees.............................................................35

ARTICLE XI            DEFINITIONS................................................................................36


ARTICLE XII           MISCELLANEOUS..............................................................................47

                       12.1        Press Releases and Announcements..............................................47
                       12.2        No Third Party Beneficiaries..................................................48
                       12.3        Treatment of Business Subsidiaries............................................48
                       12.4        Entire Agreement..............................................................48
                       12.5        Succession and Assignment.....................................................48
                       12.6        Notices.......................................................................48
                       12.7        Amendments and Waivers........................................................49
                       12.8        Severability..................................................................49
                       12.9        Expenses......................................................................50
                       12.10       Specific Performance..........................................................50
                       12.11       Governing Law.................................................................50
                       12.12       Submission to Jurisdiction....................................................50
                       12.13       Bulk Transfer Laws............................................................50
                       12.14       Construction..................................................................50
                       12.15       Foreign Exchange Conversions..................................................51
                       12.16       No Solicitation; Acquisition Proposals........................................52
                       12.17       Waiver of Jury Trial..........................................................52
                       12.18       Incorporation of Exhibits and Schedules.......................................52
                       12.19       Further Representations.......................................................52
                       12.20       Counterparts and Facsimile Signature..........................................52
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         Disclosure Schedule

         Schedules:

         Schedule 1.2(b)   Tax Allocation Principles
         Schedule 1.4               Accounting Principles
         Schedule 4.3(a)   Representatives of the Buyer
         Schedule 9.9               Employees Eligible for Retiree Medical
         Schedule 9.10              Retention Agreements
         Schedule D-1               Asset Seller Real Estate Leases
         Schedule D-2               Designated Assumed Liabilities
         Schedule D-3               Designated Intellectual Property
         Schedule D-4               Designated Excluded Assets
         Schedule D-5               Designated Excluded Intellectual Property
         Schedule D-6               Designated Excluded Real Property
         Schedule D-7               Designated Excluded Trade Fixtures
         Schedule D-8               Seller Knowledge Persons
         Schedule D-9               Buyer Knowledge Persons
         Schedule D-10              Transferred Joslyn Marks

         Exhibits:

         Exhibit A-1       -        Form of Membership Interest Assignment
         Exhibit A-2       -        Form of Share Capital Assignment
         Exhibit B         -        Form of Bill of Sale
         Exhibit C         -        Form of Intellectual Property Transfer and License Agreement
         Exhibit D         -        Form of Lease Agreement
         Exhibit E         -        Form of Real Property License Agreement
         Exhibit F         -        Form of Transition Services Agreement
         Exhibit G         -        Form of Assumption Agreement
         Exhibit H         -        Form of Payment Guaranty
         Exhibit I         -        Form of Incidental Agreement

                                       iv
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                           PURCHASE AND SALE AGREEMENT

     This PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into as of June 30, 2007 among Joslyn Holding Company, a Delaware corporation (the "Parent"), Danaher UK Industries Limited, a private limited company formed under the laws of the United Kingdom ("Asset Seller 1"), Joslyn Canada, a general partnership formed under the laws of the province of Ontario, Canada ("Asset Seller 2"), and Thomas & Betts Corporation, a Tennessee corporation (the "Buyer"). The Parent, Asset Seller 1 and Asset Seller 2 are each individually referred to herein as a "Seller" and are collectively referred to herein as the "Sellers." The Sellers and the Buyer are each individually referred to herein as a "Party" and are collectively referred to herein as the "Parties."

                                  INTRODUCTION


     1. The Business Subsidiaries and the Asset Sellers are engaged, among other businesses, in the Business.

     2. The Buyer desires to purchase from the Parent, and the Parent desires to sell to the Buyer, the Membership Interests upon the terms and subject to the conditions set forth herein.

     3. The Buyer desires to purchase from the Asset Sellers, and the Asset Sellers desire to sell to the Buyer, the Acquired Assets, subject to the assumption of the Assumed Liabilities and upon the terms and subject to the conditions set forth herein.

     4. Each capitalized term used in this Agreement shall have the meaning ascribed to it in Article XI.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I
                     MEMBERSHIP INTEREST AND ASSET PURCHASE

     1.1 Sale and Transfer of Membership Interests; Purchase and Sale of Assets; Assumption of Liabilities.


                  (a) Sale and Transfer of Membership Interests. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing, the Parent shall sell, convey, assign, transfer and deliver to the Buyer, and the Buyer shall purchase and acquire from the Parent, the Membership Interests.

                  (b) Transfer of Assets. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing, each Asset Seller shall sell, convey, assign, transfer and deliver to the Buyer, and the Buyer shall purchase and acquire from each Asset Seller, all of the Asset Seller's right, title and interest in and to the Acquired Assets.

                  (c) Assumed Liabilities. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing, the Buyer shall assume and agree to pay, perform and discharge when due the Assumed Liabilities.

                  (d) Notwithstanding anything in this Agreement or any other writing to the contrary, the Buyer is assuming only the Assumed Liabilities and is not assuming any Excluded Liability of any Seller (or any predecessor of any Seller or any prior owner of all or part of any Seller's business and assets), whether presently in existence or arising hereafter. All Excluded liabilities shall be retained by and remain obligations and liabilities of the Sellers.

         1.2      Purchase Price and Related Matters.

                  (a) Purchase Price. In consideration for the sale and transfer of the Acquired Assets and the Membership Interests, at the Closing, the Buyer shall assume the Assumed Liabilities as provided in Section 1.1(c) and shall pay to the Sellers the Purchase Price in cash by wire transfers of immediately available funds. The Purchase Price is subject to adjustment as provided in
Section 1.4.

                  (b) Allocation of Purchase Price. The Parent shall prepare and deliver to the Buyer, within 60 days following the final determination of the Adjusted Purchase Price pursuant to Section 1.4, a schedule setting forth a proposed allocation of the Tax Purchase Price among the assets of DPS, JTC and JHV (including the stock of FPC), the Acquired Assets and the covenants contained in the Incidental Agreement. Such allocation schedule will be prepared in a manner consistent with Schedule 1.2(b) attached hereto. If the Buyer does not deliver a written objection within the 30-day period following the date of delivery of the Parent's allocation schedule to the Buyer, then effective as of the close of business on such 30th day (or upon the earlier delivery of notice by the Buyer to the Parent that Buyer has accepted such allocation schedule), such allocation schedule shall be deemed to be accepted by the Buyer. If the Buyer objects to the Parent's schedule within such 30-day period and such objection is not resolved by the Buyer and the Parent within 15 days following Buyer's notice to the Parent of such objection, then the Buyer and the Parent shall jointly engage the Neutral Accountant to resolve the dispute. The Neutral Accountant shall act as an expert and not as an arbitrator, and the Buyer and the Parent agree to provide to the Neutral Accountant such information as the Neutral Accountant may reasonably request in connection with its review. If the Neutral Accountant determines that the allocation schedule provided by the Parent was reasonable, such allocation schedule shall be final. If the Neutral Accountant determines that the allocation schedule provided by the Parent was unreasonable, the Neutral Accountant shall prepare the allocation schedule based upon its assessment of the fair value of the assets of DPS, JTC and JHV (including the stock of FPC), the Acquired Assets and the covenants contained in the Incidental Agreement, and in a manner consistent with Schedule 1.2(b). The Parent and the Buyer shall request that the Neutral Accountant provide such allocation schedule as promptly as practicable. The resolution by the Neutral Accountant of the matters set forth in this Section 1.2(b) shall be conclusive and binding upon the Buyer and the Parent. The procedures set forth in this
Section 1.2(b) shall be the sole and exclusive method for resolving disputes with respect to the allocation of the Tax Purchase Price; provided that this provision shall not prohibit either Party from instituting litigation to enforce any ruling of the Neutral Accountant in a court of competent jurisdiction determined in accordance with Section 12.12. The parties shall file all Tax Returns in a manner consistent with the allocation schedule as finally determined pursuant to this Section 1.2(b). The Buyer and the Parent shall share equally the fees and expenses of the Neutral Accountant for its services under this Section 1.2(b).

         1.3      The Closing.

                  (a) Time and Location. The Closing shall take place at the offices of Wilmer Cutler Pickering Hale and Dorr LLP in Washington, DC (or remotely by electronic exchange of documents and signatures), commencing at 10:00 a.m., local time, on the Closing Date.

                  (b) Actions at the Closing.

                           At the Closing:

                              (i) the Parent shall execute and deliver to the
Buyer an assignment with respect to the Membership Interests in substantially the form attached hereto as Exhibit A-1 and Asset Seller 1 shall execute and deliver to the Buyer an assignment with respect to the Share Capital in substantially the form attached hereto as Exhibit A-2;

                              (ii) the Asset Sellers shall execute and deliver a
Bill of Sale in substantially the form attached hereto as Exhibit B;

                              (iii) the Parent or one of its Affiliates (other
than a Business Subsidiary), as licensor, and the Buyer, as licensee, shall execute and deliver the Intellectual Property Transfer and License Agreement in substantially the form attached hereto as Exhibit C;

                              (iv) the Parent or one of its Affiliates (other
than a Business Subsidiary), as landlord, and JTC, as tenant, shall execute and deliver the Lease Agreement in substantially the form attached hereto as Exhibit D;

                              (v) the Parent or one of its Affiliates (other
than a Business Subsidiary), as subtenant, and DPS, as sublandlord, shall execute and deliver the Real Property License Agreement in substantially the form attached hereto as Exhibit E;

                              (vi) the Parent and the Buyer shall execute and
deliver the Transition Services Agreement in substantially the form attached hereto as Exhibit F;

                              (vii) the Buyer shall execute and deliver to each
Asset Seller an Assumption Agreement in substantially the form attached hereto as Exhibit G;

                              (viii) Danaher Corporation shall execute and
deliver the Payment Guaranty in substantially the form attached hereto as Exhibit H;

                              (ix) Sellers shall execute and deliver the
Incidental Agreement in substantially the form attached hereto as Exhibit I;

                              (x) for each Seller Guarantee existing as of the
Closing, the Buyer shall deliver to the Parent either (i) a copy of a replacement arrangement obtained in accordance with Section 4.6, reasonably satisfactory to the Sellers, or (ii) an irrevocable standby letter of credit in favor of the Parent in an annual amount equal to the amount of such Seller Guarantee, issued by a bank rated A or better by Standard & Poor's, in form and substance reasonably satisfactory to the Parent;

                              (xi) the Buyer shall pay to the Sellers the
Purchase Price in cash by wire transfers of immediately available funds in accordance with the wire transfer instructions delivered to the Buyer by the Sellers not less than 2 Business Days prior to the Closing; and

                              (xii) the Parties shall execute and deliver to
each other a cross-receipt evidencing the transactions referred to above.

         1.4      Post-Closing Adjustment.  The Purchase Price set forth in
                  Section 1.2(a) shall be subject to adjustment after the Closing Date as follows:

                  (a) Within 60 days after the Closing Date, the Buyer shall cause Russell Madera, Controller of DPS, and Brad Lodge, Director of Finance of JHV, under the supervision and direction of the Buyer, to prepare and deliver to the Parent, on behalf of the Buyer, the Closing Statement. The Closing Statement shall be prepared on a consistent basis with the accounting principles, practices, procedures, policies and methods set forth on Schedule 1.4.

                  (b) The Parent shall deliver to the Buyer, within 60 days after delivery on behalf of the Buyer to the Parent of the Closing Statement, either a notice indicating that the Parent accepts the Closing Statement or a statement describing the Parent's objections to the Closing Statement, which statement of objections shall describe in reasonable detail the nature and amount of the Parent's objections. If the Parent does not object to the Closing Statement delivered by the Buyer, the Closing Statement shall be final and binding on the Parties.

                  (c) If the Parent objects to the Closing Statement and any such objections are not resolved by the Parent and the Buyer within 90 days after delivery to the Parent of the Closing Statement, the Buyer and the Parent shall (A) jointly prepare and sign a statement setting forth (1) those objections (if any) that the Buyer and the Parent have resolved and the resolution of such objections and (2) those objections that remain unresolved and (B) engage the Neutral Accountant to resolve such unresolved objections. Each of the Buyer and the Parent shall provide to the Neutral Accountant any information of such Party that the Neutral Accountant reasonably requests for purposes of resolving such unresolved objections. The Buyer and the Parent shall instruct the Neutral Accountant that (X) the scope of its review and authority shall be limited to resolving such unresolved objections, (Y) the Neutral Accountant shall act as an expert and not as an arbitrator, and (Z) the Neutral Accountant shall issue a ruling which sets forth the resolution of each such unresolved objection and includes a statement setting forth the Closing Working Capital Amount, reflecting the Neutral Accountant's resolution of such unresolved objections. The resolution by the Neutral Accountant of such unresolved objections and the Closing Working Capital Amount prepared by the Neutral Accountant giving effect thereto shall be conclusive and binding upon the Buyer and the Sellers. The Buyer and the Sellers agree that the procedures set forth in this Section 1.4(c) for resolving disputes with respect to the Closing Statement shall be the sole and exclusive method for resolving any such disputes; provided that this provision shall not prohibit any Party from instituting litigation to enforce the determination of the Closing Statement and the Closing Working Capital Amount by the Neutral Accountant in a court of competent jurisdiction determined in accordance with Section 12.12. The Buyer and the Parent shall share equally the fees and expenses of the Neutral Accountant for its services under this Section 1.4(c).

                  (d) If the Target Working Capital Amount exceeds the Closing Working Capital Amount as shown on the Final Closing Statement by more than the Collar, the Purchase Price shall be reduced by an amount equal to the difference between such excess and the Collar and the Parent shall pay to the Buyer, by wire transfer or other delivery of immediately available funds, within three Business Days after the date on which the Final Closing Statement is finally determined pursuant to this Section 1.4, an amount equal to such reduction in the Purchase Price (plus interest thereon at the rate of 2% per annum, compounded monthly, from the Closing Date). If the Closing Working Capital Amount as shown on the Final Closing Statement exceeds the Target Working Capital Amount by an amount greater than the Collar, the Purchase Price shall be increased by an amount equal to the difference between such excess and the Collar and the Buyer shall pay to the Parent, by wire transfer or other delivery of immediately available funds, within three Business Days after the date on which the Final Closing Statement is finally determined pursuant to this Section 1.4, an amount equal to such increase in the Purchase Price (plus interest thereon at the rate of 2% per annum, compounded monthly, from the Closing Date). If the absolute value of the difference between the Closing Working Capital Amount and the Target Working Capital Amount is less than or equal to the Collar, there shall be no adjustment to the Purchase Price.

         1.5 Consents to Assignment. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign or transfer any contract, lease, authorization, license or permit, or any claim, right or benefit arising thereunder or resulting therefrom, if (a) an attempted assignment or transfer thereof, without the consent of a third party thereto or of the issuing Governmental Entity, as the case may be, would constitute a breach thereof and (b) such consent is not obtained. In such case, (x) such item shall be withheld from sale pursuant to this Agreement without any reduction in the Purchase Price, (y) from and after the Closing, the Asset Sellers and the Buyer will cooperate, in all reasonable respects, to obtain such consent as soon as practicable after the Closing, and (z) until such consent is obtained, the Asset Sellers and the Buyer will cooperate, in all reasonable respects, to provide to the Buyer the benefits under such item (with the Buyer entitled to all the gains and responsible for all the losses, Taxes, liabilities and/or obligations thereunder). In particular, in the event that any such consent is not obtained prior to the Closing, then the Buyer and the Asset Sellers shall enter into such arrangements (including, without limitation, subleasing or subcontracting if permitted) to provide to the Parties the economic and operational equivalent of obtaining such consent and assigning or transferring such item, including, without limitation, enforcement for the benefit of the Buyer of all claims or rights arising thereunder, and the performance by the Buyer of the obligations thereunder on a prompt and punctual basis.

         1.6 Further Assurances. At any time and from time to time after the Closing Date, as and when requested by any Party hereto, the other Parties shall promptly execute and deliver, or cause to be executed and delivered, all such documents, instruments and certificates and shall take, or cause to be taken, all such further actions as are necessary to evidence and effectuate the transactions contemplated by this Agreement.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         The Sellers represent and warrant to the Buyer that the statements contained in this Article II are true and correct as of the date hereof, except as set forth in or reasonably ascertainable from the Disclosure Documents. The inclusion of any information in the Disclosure Documents shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material to the Business, has resulted in or would result in a Business Material Adverse Effect, or is outside the ordinary course of business. The specification of any dollar amount in any representation or warranty contained in this Article II is not intended to imply that such amount, or higher or lower amounts, are or are not material for purposes of this Agreement, and no Party shall use the fact of the setting forth of any such amount in any dispute or controversy between or among the Parties as to whether any obligation, item or matter not described herein or included in the Disclosure Documents is or is not material for purposes of this Agreement.

         2.1      Organization, Qualification and Power.

                  (a) The Sellers. Each of the Sellers is a corporation, partnership or private limited company, as applicable, duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization and is duly qualified to conduct business under the laws of each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities, in each case as they relate exclusively to the Business, makes such qualification necessary, except for any such failure to be qualified that would not reasonably be expected to result in a Business Material Adverse Effect. Each Seller has all requisite corporate, partnership or private limited company power and authority, as applicable, to carry on the business in which it is now engaged and to own and use the properties now owned and used by it.

                  (b) The Business Subsidiaries. Each Business Subsidiary is a limited liability company, corporation, or private limited company, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to conduct business under the laws of each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except for any such failure to be qualified that would not reasonably be expected to result in a Business Material Adverse Effect. Each Business Subsidiary has all requisite limited liability company, corporate or private limited company power and authority, as applicable, to carry on the business in which it is now engaged and to own and use the properties now owned and used by it.

                  (c) Charter Documents. The Parent has made available to the Buyer correct and complete copies of the charter, bylaws, partnership agreement, limited liability company operating agreement or other comparable governing documents of each Business Subsidiary (each as amended to date). No Business Subsidiary is in default under or in violation of any provision of its charter, bylaws, partnership agreement, limited liability company operating agreement or other comparable governing documents, as applicable.

         2.2      Capitalization.

                  (a) All of the Business Subsidiary Interests are owned of record and beneficially by the Parent, JHV or Asset Seller 1, as applicable, and the Parent, JHV or Asset Seller 1, as applicable, has good title to the Business Subsidiary Interests, free and clear of any Security Interest, other than applicable securities law restrictions.

                  (b) There are no outstanding or authorized options, warrants, rights, agreements or commitments to which any Business Subsidiary is a party or which are binding upon any Business Subsidiary providing for the issuance, disposition or acquisition of any equity interests of any Business Subsidiary. There are no outstanding or authorized equity appreciation or similar rights with respect to any Business Subsidiary. There are no agreements, voting trusts or proxies with respect to the voting, or registration under the Securities Act, of any securities of any Business Subsidiary.

         2.3 Authority. Each Seller has all requisite corporate, partnership or private limited company power and authority, as applicable, to execute and deliver this Agreement and the Ancillary Agreements to which it will be a party and to perform its obligations hereunder and thereunder. The execution and delivery by each Seller of this Agreement and such Ancillary Agreements and the consummation by each Seller of the transactions contemplated hereby and thereby have been validly authorized by all necessary corporate, partnership or private limited company action, as applicable, on the part of each Seller. This Agreement has been, and such Ancillary Agreements will be, validly executed and delivered by each Seller and, assuming this Agreement and each such Ancillary Agreement constitute the valid and binding obligation of the Buyer, constitutes or will constitute a valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including, without limitation, those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

         2.4 Noncontravention. Subject to compliance with the applicable requirements of the Antitrust Laws and applicable Environmental Laws, neither the execution and delivery by any Seller of this Agreement or the Ancillary Agreements to which such Seller will be a party, nor the consummation by any Seller of the transactions contemplated hereby or thereby, will:

                  (a) conflict with or violate any provision of the charter, bylaws, partnership agreement, limited liability company operating agreement or other comparable governing document, as applicable, of such Business Subsidiary or such Seller;

                  (b) require on the part of any Business Subsidiary or any Seller any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, except for any filing, permit, authorization, consent or approval which if not obtained or made would not reasonably be expected to result in a Business Material Adverse Effect;

                  (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate or modify, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness or Security Interest to which any Business Subsidiary or any Seller is a party or by which any Business Subsidiary or any Seller is bound or to which any of their respective assets is subject, except for (i) any conflict, breach, default, acceleration or right to terminate or modify that would not reasonably be expected to result in a Business Material Adverse Effect or (ii) any notice, consent or waiver the absence of which would not reasonably be expected to result in a Business Material Adverse Effect; or

                  (d) violate any order, writ, injunction or decree specifically naming, or statute, rule or regulation applicable to any Business Subsidiary or any Seller or any of or their respective properties or assets, except for any violation that would not reasonably be expected to result in a Business Material Adverse Effect.

         2.5 Financial Statements. The Disclosure Schedule includes copies of the Financial Statements. The Financial Statements are derived from the books and records of the Sellers, have been prepared in accordance with GAAP, consistently applied throughout the periods involved and fairly present, in all material respects, the financial condition and combined results of operations and cash flows of the Business as of the respective dates thereof and for the periods referred to therein in accordance with such methodologies; provided, however, the Financial Statements do not include footnotes and may not include allocations of corporate expenses or reflect rights to receive corporate services, and the Financial Statements referred to in clause (b) of the definition of such term are subject to year-end adjustments.

         2.6 Absence of Certain Changes. Except as contemplated by this Agreement, between the Balance Sheet Date and the date of this Agreement, there have not been any changes in the financial condition or results of operations of the Business, except for any changes that would not reasonably be expected to result in a Business Material Adverse Effect.

         2.7      Tax Matters.

                  (a) Each Business Subsidiary and each Asset Seller has filed or had filed on its behalf all Tax Returns that it was required to file (separately or as part of a consolidated, combined or unitary group) and all such Tax Returns were correct and complete to the extent they relate to the Business, except to the extent that the failure to file any such Tax Return or the failure of any such Tax Return to be correct and complete would not reasonably be expected to result in a Business Material Adverse Effect.

                  (b) Each Business Subsidiary and each Asset Seller has paid (or had paid on its behalf) all Taxes that are shown to be due and payable on any such filed Tax Returns.

                  (c) Each of DPS, JHV and JTC is a single-member limited liability company that, for U.S. federal income tax purposes, is disregarded as an entity separate from its owner as described in Treasury Regulations section 301.7701-3.

         2.8 Tangible Personal Property. The applicable Business Subsidiary or the applicable Asset Seller has good and valid title to, a valid leasehold interest in or a valid license or right to use, all of the material tangible personal property reflected on the Most Recent Balance Sheet (other than property sold, consumed or otherwise disposed of in the ordinary course of business since the Balance Sheet Date), free and clear of all Security Interests.

         2.9 Designated Owned Real Property. The Disclosure Schedule lists the Designated Owned Real Property owned as of the date of this Agreement. With respect to each piece of Designated Owned Real Property:

                  (a) a Business Subsidiary has good and valid title to such Designated Owned Real Property, free and clear of any Security Interest, except for recorded easements, covenants and other restrictions which do not materially impair the current uses of such Designated Owned Real Property;

                  (b) there are no leases, subleases or agreements granting to any party or parties the right of use or occupancy of any portion of such Designated Owned Real Property;

                  (c) there are no outstanding options or rights of first refusal to purchase such Designated Owned Real Property;

                  (d) there are no outstanding contracts for any improvements to the Designated Owned Real Property;

                  (e) Sellers have not received written notice of any revocation of any governmental permits, licenses and certificates required for the use and occupancy of the Designated Owned Real Property in its current operations, or that any revocation is pending or threatened; and

                  (f) there are no condemnation actions pending (or to Seller's knowledge, threatened) against the Designated Owned Real Property or any part thereof or any interest therein.

         2.10 Leased Real Property. The Disclosure Schedule lists all material Leases as of the date of this Agreement. The Sellers have made available to the Buyer complete and accurate copies of the Leases (as amended to date). With respect to each such Lease:

                  (a) the Lease is a valid and binding obligation of the applicable Business Subsidiary or the applicable Asset Seller (as the case may be) and, to the knowledge of the Sellers, each other party to such Lease;

                  (b) no Business Subsidiary nor any Asset Seller, nor, to the knowledge of the Sellers, any other party to the Lease, is in breach or default and, to the knowledge of the Sellers, no event has occurred which, with notice or lapse of time or both, would constitute a breach or default or permit termination, modification or acceleration thereunder, except for any such breach or default as would not reasonably be expected to result in a Business Material Adverse Effect;

                  (c) Sellers have not received written notice of any revocation of any governmental permits, licenses and certificates required for the use and occupancy of the real property subject to the Leases in its current operations, or that any revocation is pending or threatened; and

                  (d) to the knowledge of the Sellers, there are no condemnation actions pending or threatened against the real property subject to the Leases or any part thereof or any interest therein.

         2.11     Intellectual Property.

                  (a) The Disclosure Schedule lists the Designated Intellectual Property and the owner of each item of Designated Intellectual Property. Sellers solely own, or possess valid licenses to use, the Designated Intellectual Property, free and clear of any Security Interest.

                  (b) No Business Subsidiary nor, with respect to the Business, any Seller is named in any pending suit, action, claim or proceeding which involves a claim of infringement of any patents, trademarks, trade names, service marks, domain names, trade secrets or copyrights of any third party, and to the knowledge of the Sellers, no such suit, action, claim or proceeding has been threatened. To the knowledge of the Sellers, the Business as presently conducted does not infringe or misappropriate any valid patents, trademarks, trade names, service marks or copyrights of any third party.

                  (c) To the knowledge of Sellers, no Designated Intellectual Property is being infringed upon or misappropriated by any third party.

                  (d) No Designated Intellectual Property has been or is now involved in any interference, reissue, reexamination, or opposition proceeding.

                  (e) To the knowledge of the Sellers, each patent and registered trademark included in the Designated Intellectual Property is valid, subsisting and enforceable, and each Business Subsidiary and, with respect to the Business, each Seller has made all necessary filings, recordations and registration, maintenance and renewal fees to protect and maintain their interest in the Designated Intellectual Property.

                  (f) To the extent that any Designated Intellectual Property has been developed or created by a third party, Sellers or a Business Subsidiary have a written agreement with such third party with respect thereto and the Sellers or such Business Subsidiary either (i) have obtained ownership of and are the exclusive owner of, or (ii) have obtained a license (sufficient for the conduct of the Business as currently conducted) to such third party's intellectual property rights in such work, material or invention by operation of law or by valid agreement.

                  (g) A Seller or a Business Subsidiary has entered into a confidentiality agreement with each Business Employee set forth in Section 2.11(g) of the Disclosure Schedule, the form of which has been disclosed to the Buyer. To the knowledge of Sellers, there has not been any disclosure of any confidential information or trade secrets regarding the Business that was not intentionally disclosed by a Seller or Business Subsidiary, except as may have been disclosed under the terms of a valid and enforceable agreement restricting the use and disclosure of such information.

                  (h) No Business Subsidiary nor any Asset Seller has granted to any third party any license or right to the commercial use of any of the Designated Intellectual Property, except for (i) rights and licenses granted in the ordinary course of business, and (ii) any such license or right to commercial use that would not reasonably be likely to result in a Business Material Adverse Effect.

                  (i) The Parties agree that the only representations and warranties of the Sellers herein as to any matters related to any intellectual property (including, without limitation, the Designated Intellectual Property) are those contained in this Section 2.11.

         2.12     Contracts.

                  (a) The Disclosure Schedule lists all of the following contracts or agreements included in the Acquired Assets or the Assumed Liabilities or to which any Business Subsidiary is a party as of the date of this Agreement (excluding (i) Leases and (ii) any contracts or agreements that cannot be disclosed to the Buyer due to confidentiality or legal restrictions):

                              (i) any agreement for the purchase or sale of
products or services that involves payments to be made by or to any Asset Seller or any Business Subsidiary in excess of US$100,000, other than agreements executed in the ordinary course of business;

                              (ii) any lease for personal property from or to
any third party or agreement for the purchase or sale of products or services, in each case, providing for performance over a period in excess of one year;

                              (iii) any agreement establishing a partnership or
joint venture;

                              (iv) any agreement creating, incurring, assuming
or guaranteeing (or that may create, incur, assume or guarantee) indebtedness, the outstanding balance of which is more than US$50,000 or under which a Security Interest has been imposed on any material asset of the Business Subsidiaries or material Acquired Asset, in either case tangible or intangible, except for Security Interests relating to any capitalized lease financing and trade payables incurred in the ordinary course of business;

                              (v) any agreement that prohibits the Business from
freely engaging in business or with any Person anywhere in the world;

                              (vi) any agreement with any Business Subsidiary's
or any Asset Seller's officers or employees providing annual base compensation at a rate in excess of US$100,000;

                              (vii) severance or termination agreement with any
officer or other employee of the Business;

                              (viii) any employment, independent contractor or
consulting agreement that is not terminable by a Business Subsidiary without penalty on not more than thirty (30) days prior notice;

                              (ix) any agreement relating to the acquisition or
disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) entered into during the three-year period immediately preceding the date hereof;

                              (x) any option, franchise or similar arrangement;

                              (xi) any agreement with or for the benefit of any
Affiliate of the Sellers or the Business Subsidiaries;

                              (xii) any agency, dealer, sales representative,
marketing or similar agreement; and

                              (xiii) any agreement pursuant to which any
Business Subsidiary or (with respect to the Business) any Asset Seller is obligated to indemnify any other Person for any Taxes;

provided, however, that no agreement referred to in clauses (i) through (xiii) above need be disclosed unless the applicable Business Subsidiary or the applicable Asset Seller currently has, or may in the future have, any material rights or obligations thereunder.

                  (b) The Sellers have made available to the Buyer a complete and accurate copy of each Designated Contract, other than any contracts or agreements that cannot be provided to the Buyer due to confidentiality or legal requirements. Each Designated Contract is a valid and binding obligation of the applicable Business Subsidiary or the applicable Asset Seller, as the case may be, and, to the knowledge of the Sellers, of each other party thereto, except for any such failure to be valid and binding that would not reasonably be expected to result in a Business Material Adverse Effect.

         2.13 Entire Business. Except for the Excluded Assets, any deferred items under Section 1.5, the rights granted to the Buyer pursuant to the Intellectual Property Transfer and License Agreement and the Lease Agreement and the services provided to the Buyer pursuant to the Transition Services Agreement, the Acquired Assets, the assets of the Business Subsidiaries and the Business Subsidiary Interests, collectively, are, when utilized by a labor force substantially similar to that employed by the Business Subsidiaries and the Asset Sellers in connection with the Business on the date hereof, adequate to conduct the Business as currently conducted, except as would not reasonably be expected to result in a Business Material Adverse Effect.

         2.14 Litigation. Except as set forth in the Disclosure Schedule, there is no (i) litigation, (ii) arbitration or (iii) investigation or proceeding administered by any Governmental Entity pending or (to the knowledge of the Sellers) threatened against or involving a Seller or a Business Subsidiary and relating to the Business or any Acquired Asset. Except as set forth in the Disclosure Schedule, the Business is not subject to any judgments, decrees, injunctions, rules or orders of any court, and the Business is not subject to any governmental restrictions, except for any such judgment, decree, injunction, rule or order that would not reasonably be expected to, individually or in the aggregate, result in a Business Material Adverse Effect.

         2.15     Employment Matters.

                  (a) The Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of (i) all Business Employees whose annual rate of compensation exceeds US$100,000 per year, along with the position and the annual rate of compensation of each such person, and (ii) all Business Employees who are on leave, short term disability, long term disability or layoff .

                  (b) No Business Subsidiary nor any Asset Seller is a party to or bound by any collective bargaining agreement relating to the Business, nor has any Business Subsidiary or, with respect to the Business, any Asset Seller experienced, since January 1, 2005, any material strikes, grievances, claims of unfair labor practices or other collective bargaining disputes.

         2.16     Employee Benefits.

                  (a) The Disclosure Schedule contains a complete and accurate list of all Business Benefit Plans. Complete and accurate copies of all Business Benefit Plans maintained solely by any Business Subsidiary or Seller and all material related trust agreements, insurance contracts, and summary plan descriptions have been made available to the Buyer, as have summaries of Business Benefit Plans that cover ERISA Affiliates but are not sponsored by Business Subsidiaries.

                  (b) The Business Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Business Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, or the period for obtaining such a determination letter has not yet closed.

                  (c) No Business Subsidiary nor any ERISA Affiliate has ever maintained or been required to contribute to any Employee Benefit Plan subject to Title IV of ERISA or to any Multiemployer Plan with respect to which any material liability remains outstanding.

                  (d) No act or omission has occurred and no condition exists with respect to any Business Benefit Plan maintained by any Business Subsidiary, any Asset Seller or any ERISA Affiliate that would subject any Business Subsidiary or Buyer to any material fine, penalty, Tax or liability of any kind imposed under ERISA or the Code (other than liabilities for benefits accrued under Business Benefit Plans for Business Employees and their beneficiaries).

                  (e) No Business Benefit Plan provides welfare benefits after termination of employment to any Business Employee (or to any beneficiary of any such employee), excluding continuation of health coverage required to be continued under Section 4980B of the Code or other similar applicable laws.

                  (f) No payments promised or expected for the Business Employees related to the transactions contemplated pursuant to this Agreement would, individually or in the aggregate, be nondeductible under Code Section 280G.

                  (g) Except as may be included in the Excluded Liabilities, there are no sale bonuses or other compensation for any Business Employee that will become payable upon the consummation of the transactions contemplated by this Agreement; provided that, for the avoidance of doubt, the amounts payable pursuant to the retention agreements set forth on Schedule 9.10 shall not be deemed to constitute sale bonuses or other compensation payable upon the consummation of the transactions contemplated by this Agreement.

                  (h) The Parties agree that the only representations and warranties of the Sellers herein as to any employee benefit plans or arrangements (including the Business Benefit Plans) or ERISA are those contained in this Section 2.16.

         2.17     Environmental Matters.

                  (a) The Business' operations at the Business Properties are in compliance with applicable Environmental Laws, except for any failure to comply with Environmental Laws that would not reasonably be expected to result in a Business Material Adverse Effect;

                  (b) There is no pending or (to the knowledge of the Sellers) threatened civil or criminal litigation, written notice of violation or formal administrative proceeding, investigation or claim relating to any Environmental Law involving any of the Business Properties, except for any such litigation, notice, proceeding, investigation or claim that would not reasonably be expected to result in a Business Material Adverse Effect; and

                  (c) The applicable Business Subsidiary or the applicable Asset Seller has those permits, licenses and approvals required under Environmental Law to operate the Business Properties as currently operated by such Business Subsidiary or such Asset Seller, as the case may be, except for any such permits, licenses or approvals the absence of which would not reasonably be expected to result in a Business Material Adverse Effect; and

                  (d) No Materials of Environmental Concern have been Released by the Business at any Business Property in violation of applicable Environmental Law, except for any such Release that would not reasonably be expected to result in a Business Material Adverse Effect; and

                  (e) No Business Property contains any friable asbestos, polychlorinated biphenyls or underground storage tanks, except as would not reasonably be expected to result in a Business Material Adverse Effect.

                  (f) The Parties agree that the only representations and warranties of the Sellers herein as to any Environmental Matters or any other obligation or liability with respect to Materials of Environmental Concern are those contained in this Section 2.17.

         2.18 Legal Compliance. Each Business Subsidiary and (with respect to the Business) each Asset Seller is in compliance with all applicable laws (including rules and regulations thereunder) of any federal, state or foreign government, or any Governmental Entity, currently in effect with respect to the Business, except where the failure to comply therewith would not reasonably be expected to result in a Business Material Adverse Effect. No Business Subsidiary nor any Asset Seller has received written notice of any pending action, suit, proceeding or claim relating to the Business alleging any failure to so comply, except for any that would not reasonably be expected to result in a Business Material Adverse Effect.

         2.19 Permits. The Disclosure Schedule lists all Permits. To the knowledge of the Sellers, (a) each Permit listed in the Disclosure Schedule is in full force and effect and no Business Subsidiary nor any Asset Seller is in violation of or default under any Permit and (b) no suspension or cancellation of any such Permit has been threatened in writing.

         2.20 Certain Payments. To the knowledge of the Sellers, no Business Subsidiary, nor (to the extent related to the Business) any Seller, nor any of their respective directors, officers, employees, stockholders, agents and representatives, acting for or on behalf of any Business Subsidiary or (to the extent related to the Business) any Seller, has violated the FCPA

         2.21 Brokers' Fees. No Business Subsidiary nor any Asset Seller has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement that would constitute an Assumed Liability or a liability of any Business Subsidiary.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to each Seller that the statements contained in this Article III are true and correct as of the date hereof.

         3.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee.

         3.2 Authority. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it will be a party and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer of this Agreement and such Ancillary Agreements and the consummation by the Buyer of the transactions contemplated hereby and thereby have been validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been, and such Ancillary Agreements will be, validly executed and delivered by the Buyer and, assuming this Agreement and each such Ancillary Agreement constitute the valid and binding obligation of the Sellers, constitutes or will constitute a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including, without limitation, those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

         3.3 Noncontravention. Subject to compliance with the applicable requirements of the Antitrust Laws and applicable Environmental Laws, neither the execution and delivery by the Buyer of this Agreement or the Ancillary Agreements to which the Buyer will be a party, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, will:

                  (a) conflict with or violate any provision of the charter or bylaws of the Buyer;

                  (b) require on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity, except for any filing, permit, authorization, consent or approval which if not obtained or made would not reasonably be expected to result in a Buyer Material Adverse Effect;

                  (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate or modify, or require any notice, consent or waiver under, any contract or agreement to which the Buyer is a party or by which the Buyer is bound, except for (i) any conflict, breach, default, acceleration or right to terminate or modify that would not reasonably be expected to result in a Buyer Material Adverse Effect or (ii) any notice, consent or waiver the absence of which would not reasonably be expected to result in a Buyer Material Adverse Effect; or

                  (d) violate any order, writ, injunction or decree specifically naming, or statute, rule or regulation applicable to, the Buyer or any of its properties or assets, except for any violation that would not reasonably be expected to result in a Buyer Material Adverse Effect.

         3.4 Litigation. There are no actions, suits, claims or legal, administrative or arbitratorial proceedings pending against, or, to the Buyer's knowledge, threatened against, the Buyer which would adversely affect the Buyer's performance under this Agreement or the consummation of the transactions contemplated by this Agreement.

         3.5 Investment Intent. The Buyer is acquiring the Business Subsidiary Interests for investment for its own account and not with a view to the distribution of any part thereof. The Buyer acknowledges that the Business Subsidiary Interests have not been registered under U.S. federal or any applicable state securities laws or the laws of any other jurisdiction and cannot be resold without registration under such laws or an exemption therefrom. The Buyer further acknowledges that (a) it has such knowledge and experience in financial and business matters, that it is capable of evaluating the merits and risks of an investment in the Business Subsidiary Interests, and (b) it can bear the economic risk of an investment in the Business Subsidiary Interests for an indefinite period of time.

         3.6 Financing. The Buyer has, and at the Closing will have, sufficient cash or other sources of immediately available funds to enable it to consummate the transactions contemplated by the Agreement and to fulfill its obligations hereunder, including, without limitation, payment to the Sellers of the Purchase Price at the Closing.

         3.7 Solvency. Immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by the Buyer or any of its Affiliates in order to effect the transactions contemplated by this Agreement, the Buyer shall be able to pay its debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay its debts (including, without limitation, a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by the Buyer or any of its Affiliates in order to effect the transactions contemplated by this Agreement, the Buyer shall have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement and the closing of any financing to be obtained by the Buyer or any of its Affiliates in order to effect the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Buyer.

         3.8 Due Diligence by the Buyer. The Buyer acknowledges that (1) it has conducted to its satisfaction an independent investigation of the financial condition, results of operations, assets, liabilities, properties, projected operations, workforce and affairs of the Business (including, without limitation, the Business Subsidiaries, the Acquired Assets and the Assumed Liabilities) and, in making its determination to proceed with the transactions contemplated by this Agreement, the Buyer has relied solely on the results of its own independent investigation and the representations and warranties of the Sellers set forth in Article II, as qualified and limited by the Disclosure Documents, (2) such representations and warranties as so qualified and limited constitute the sole and exclusive representations and warranties of the Sellers to the Buyer in connection with the transactions contemplated hereby, and (3) THE SELLERS ARE NOT MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, BEYOND THOSE EXPRESSLY GIVEN IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY AS TO CONDITION, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR SUITABILITY, AS TO THE BUSINESS OR ANY ASSETS THEREOF (INCLUDING, WITHOUT LIMITATION, THE ACQUIRED ASSETS AND THE ASSETS OF THE BUSINESS SUBSIDIARIES) AND IT IS UNDERSTOOD THAT THE BUYER TAKES (TO THE EXTENT OTHERWISE CONVEYED BY THIS AGREEMENT) THE BUSINESS AND THE ASSETS THEREOF (INCLUDING, WITHOUT LIMITATION THE ACQUIRED ASSETS AND THE ASSETS OF THE BUSINESS SUBSIDIARIES) AS IS AND WHERE IS (SUBJECT TO THE BENEFIT OF THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, AS QUALIFIED AND LIMITED BY THE DISCLOSURE DOCUMENTS AS UPDATED FROM TIME TO TIME PRIOR TO THE CLOSING). The Buyer further acknowledges and agrees that any cost estimates, projections or other predictions that may have been provided to the Buyer or any of its employees, agents or representatives are not representations or warranties of the Sellers or any of their Affiliates. The Buyer has no knowledge that any of the representations and warranties of the Sellers in this Agreement is not true and correct, and the Buyer has no knowledge of any errors in, or omissions from, the Disclosure Documents.

                                   ARTICLE IV
                              PRE-CLOSING COVENANTS

         4.1      Closing Efforts; Hart-Scott-Rodino Act.

                  (a) Subject to the terms hereof, including, without limitation, Section 4.1(b), each of the Parties shall use commercially reasonable efforts to take all actions and to do all things reasonably necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, using commercially reasonable efforts to: (i) effect all Governmental Filings and (ii) otherwise comply in all material respects with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement. Each of the Parties shall promptly notify each of the other Parties of any fact, condition or event known to it that would reasonably be expected to prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement.

                  (b) Without limiting the generality of the foregoing paragraph
(a), each of the Parties shall (or shall cause the appropriate Affiliate thereof to) (i) promptly (and in any event within three Business Days of the date of this Agreement) file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, (ii) use commercially reasonable efforts to obtain an early termination of the applicable waiting period under the Hart-Scott-Rodino Act, (iii) make any further filings or information submissions pursuant thereto that may be reasonably necessary or advisable and (iv) promptly (and in any event within three Business Days of the date of this Agreement) make any filings or submissions required under any other Antitrust Laws. Filing fees payable to the U.S. Treasury under the Hart-Scott-Rodino Act shall be borne equally by the Buyer, on the one hand, and the Sellers, on the other hand. Each of the Parties shall use commercially reasonable efforts to resolve any objections that may be asserted by any Governmental Entity with respect to the transactions contemplated hereby, and shall cooperate with each other to contest any challenges to the transactions contemplated hereby by any Governmental Entity. Each of the Parties shall promptly inform each other of any material communication received by such Party from the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other Governmental Entity regarding any of the transactions contemplated hereby.

         4.2      Operation of Business.

                  (a) Except as contemplated by this Agreement, during the period from the date of this Agreement until the Closing Date, each Asset Seller shall use commercially reasonable efforts to, and the Parent shall cause each Business Subsidiary to use commercially reasonable efforts to, conduct the operations of the Business in the ordinary course of business consistent with past practice.

                  (b) Without limiting the generality of Section 4.2(a), during the period from the date of this Agreement until the Closing Date, each Asset Seller shall use commercially reasonable efforts to, and the Parent shall cause each Business Subsidiary to use its commercially reasonable efforts to, in a manner and to the extent consistent with the conduct of the Business in the ordinary course of business consistent with past practice:

                              (i) preserve intact the business organization of
the Business;

                              (ii) keep available the services of its officers
and employees;

                              (iii) maintain existing material business
relations with third parties;

                              (iv) pay all accounts payable and similar
obligations with respect to the Business;

                              (v) maintain its books, accounts and records and
its current pricing policies and terms and conditions of sales; and

                              (vi) maintain and service the tangible Acquired
Assets in good operating condition and repair, normal wear and tear excepted.

                  (c) Without limiting the generality of Section 4.2(a), during the period from the date of this Agreement until the Closing Date, no Seller or Business Subsidiary will, without the prior written consent of the Buyer, such consent not to be unreasonably withheld, with respect to the Business:

                              (i) engage in any new line of business;

                              (ii) incur or permit to be incurred any obligation
or other liability (absolute, accrued or contingent) in excess of $50,000.00 in any way affecting the Business or the Acquired Assets, except in the ordinary course of business consistent with past practice;

                              (iii) sell, lease, license or otherwise dispose of
any material Acquired Asset, other than in the ordinary course of business consistent with past practice;

                              (iv) materially increase the compensation payable
or to become payable to any of the Business Employees, including any such increase pursuant to any option, bonus, stock purchase, pension, profit-sharing, deferred compensation, retirement or other plan, arrangement, contract or commitment or otherwise enter into, alter or extend in any manner the terms of any employment, severance, consulting or service agreement, or enter into any retention agreements or agreements for enhanced or extraordinary severance with any Business Employee, in each case, other than (A) in the ordinary course of business consistent with past practice or (B) as otherwise contemplated by this Agreement or agreed by the Parties;

                              (v) create, incur or assume any indebtedness in
excess of $50,000.00 secured by any material Acquired Asset or grant, create, incur, or suffer to exist any Security Interest on any material Acquired Asset that did not exist on the date hereof; or

                              (vi) agree or commit to do any of the foregoing.

                  (d) Notwithstanding anything to contrary in paragraph 4.2(a) through (c) above, each Business Subsidiary and each Asset Seller shall be permitted to (i) accept capital contributions and loans from any Seller or any of such Seller's Affiliates, (ii) use any and all cash, cash equivalents and other short-term liquid investments of the Business to make dividends, distributions or other payments to any Seller or any Affiliate of any Seller,
(iii) transfer or dispose of any asset, property or right described in the definition of Excluded Assets, (iv) transfer to any Affiliate of any Seller, or terminate, the employment of any employee of any Business Subsidiary that is not engaged exclusively in the Business, and (v) take all actions necessary or advisable to change its company name. For the avoidance of doubt, the taking of any action described in any of the foregoing clauses (i) through (v) shall not constitute a breach of any representation, warranty, covenant or agreement in this Agreement, the Parent Certificate or any Ancillary Agreement.

         4.3      Access.

                  (a) Each Seller shall permit the representatives of the Buyer listed on Schedule 4.3(a) to have access (at reasonable times, on reasonable prior written notice and in a manner so as not to interfere with the normal business operations of the Business) to the premises, properties, financial and accounting records, contracts, and other records and documents, of or pertaining to the Business. Notwithstanding the foregoing, none of the Sellers shall be obligated (i) to provide any information, documents or access to any person unless the Buyer is responsible, pursuant to the terms of the Confidentiality Agreement, for the use and disclosure of any information obtained by such person from any Seller, or such person enters into a confidentiality agreement with the Parent on terms that are substantially the same as those set forth in the Confidentiality Agreement or (ii) to provide any information, documents or access that would (A) violate the provisions of any applicable laws or regulations (including, without limitation, those relating to security clearance or export controls) or any agreement to which it is a party or (B) cause the loss of the attorney-client privilege with respect thereto. Prior to the Closing, the Buyer and its representatives shall not contact or communicate with the employees, customers and suppliers of any Asset Seller or any Business Subsidiary in connection with the transactions contemplated by this Agreement, except with the prior written consent of the applicable Seller.

                  (b) Notwithstanding anything to the contrary in any other provision of this Agreement or the Confidentiality Agreement, the Buyer and the Sellers agree that the Confidentiality Agreement shall remain in full force and effect in accordance with its terms, that the Confidentiality Agreement shall survive the Closing or any termination of this Agreement and that any information provided by or on behalf of any Seller or any of such Seller's Affiliates to the Buyer pursuant to this Agreement shall be deemed Proprietary Information (as defined in the Confidentiality Agreement) and treated in accordance with the Confidentiality Agreement; provided, however, if the Closing occurs, the Confidentiality Agreement, insofar as it covers information relating exclusively to the Business, shall terminate effective as of the Closing.

                  (c) Notwithstanding any provision of this Agreement to the contrary, the Buyer and its representatives shall not have any access at any time prior to the Closing to any information regarding pending or proposed bids for new contracts or subcontracts or any related information where the Buyer or an Affiliate of the Buyer also has submitted or intends to submit a bid for such contract or subcontract.

         4.4 Disclosure Documents. From time to time between the date hereof and the Closing Date, the Sellers shall be entitled to provide to the Buyer written updates to the Disclosure Documents, disclosing any events or developments that occurred or any information learned between the date of this Agreement and the Closing Date. The Sellers' representations and warranties contained in this Agreement shall be construed for all purposes of this Agreement as being qualified and limited by the Disclosure Documents, as so updated.

         4.5 Elimination of Intercompany Items. Effective as of the Closing, all payables, receivables, liabilities and other obligations between the Business or any Business Subsidiary, on the one hand, and any Seller or any of its Affiliates (other than the Business Subsidiaries), on the other hand, shall be eliminated except to the extent (a) expressly provided for herein or (b) such payables, receivables, liabilities and other obligations relate to bona fide transactions entered into or conducted on substantially prevailing market terms at substantially prevailing market prices.

         4.6 Replacement of Guarantees and Letters of Credit. The Buyer shall use commercially reasonable efforts to arrange, prior to the Closing, for replacement arrangements reasonably satisfactory to the Sellers (which shall include a full and complete release of each Seller and their respective Affiliates (other than the Business Subsidiaries)) with respect to Seller Guarantees existing as of the Closing Date.

                                    ARTICLE V
                         CONDITIONS PRECEDENT TO CLOSING

         5.1 Conditions to Obligations of the Buyer. The obligation of the Buyer to consummate the transactions to be consummated at the Closing is subject to the satisfaction (or waiver by the Buyer) of the following conditions:

                  (a) the representations and warranties of the Sellers set forth in Article II shall be true and correct as of the Closing Date as if made on the Closing Date, except (i) for changes contemplated or permitted by this Agreement, (ii) for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date, subject to the following clause (iii)), and (iii) where the failure of any such representation or warranty to be true and correct would not reasonably be expected to result in a Business Material Adverse Effect (it being agreed that any materiality or Business Material Adverse Effect qualification in a representation and warranty shall be disregarded in determining whether any such failure would reasonably be expected to result in a Business Material Adverse Effect for purposes of this clause (iii));

                  (b) each Seller shall have performed or complied with the agreements and covenants required to be performed or complied with by it under this Agreement as of or prior to the Closing, except where the failure to so perform or comply would not reasonably be expected to result in a Business Material Adverse Effect;

                  (c) no judgment, order, decree, stipulation or injunction enjoining or preventing the consummation of the transactions contemplated by this Agreement shall be in effect;

                  (d) the Parent shall have executed and delivered to the Buyer the Parent Certificate;

                  (e) all applicable waiting periods (and any extensions thereof) under any applicable Antitrust Laws shall have expired or otherwise been terminated and any consents required thereunder shall have been obtained;

                  (f) there shall not have occurred since the date of this Agreement any Business Material Adverse Effect;

                  (g) there shall not have been disclosed in any written update to the Disclosure Documents made pursuant to Section 4.4 hereof any Business Material Adverse Effect of which the Sellers have knowledge on the date of this Agreement; and

                  (h) each deliverable of any Seller under Section 1.3(b) shall have been delivered to the Buyer.

         5.2 Conditions to Obligations of the Sellers. The obligation of the Sellers to consummate the transactions to be consummated at the Closing is subject to the satisfaction (or waiver by the Sellers) of the following conditions:

                  (a) the representations and warranties of the Buyer set forth in Article III shall be true and correct as of the Closing Date as if made on the Closing Date, except (i) for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date, subject to the following clause (ii)), and (ii) where the failure of any such representation or warranty to be true and correct would not reasonably be expected to result in a Buyer Material Adverse Effect (it being agreed that any materiality or Buyer Material Adverse Effect qualification in a representation and warranty shall be disregarded in determining whether any such failure would reasonably be expected to result in a Buyer Material Adverse Effect for purposes of this clause (ii));

                  (b) the Buyer shall have performed or complied with its agreements and covenants required to be performed or complied with by it under this Agreement as of or prior to the Closing, except where the failure to so perform or comply would not reasonably be expected to result in a Buyer Material Adverse Effect;

                  (c) no judgment, order, decree, stipulation or injunction enjoining or preventing the consummation of the transactions contemplated by this Agreement shall be in effect;

                  (d) the Buyer shall have executed and delivered to the Parent the Buyer Certificate;

                  (e) all applicable waiting periods (and any extensions thereof) under any applicable Antitrust Laws shall have expired or otherwise been terminated and any consents required thereunder shall have been obtained; and

                  (f) each deliverable of the Buyer under Section 1.3(b) shall have been delivered to the applicable Seller.

                                   ARTICLE VI
                                 INDEMNIFICATION

         6.1 Indemnification by the Parent. Subject to the terms and conditions of this Article VI, from and after the Closing, the Parent shall indemnify the Buyer in respect of, and hold the Buyer harmless against, Damages incurred or suffered by the Buyer or any Affiliate thereof resulting from or constituting:

                  (a) any breach of a representation or warranty of the Sellers contained in this Agreement, any Ancillary Agreement or the Parent Certificate;

                  (b) any failure by any Seller to perform any covenant or agreement contained in this Agreement or any Ancillary Agreement; or

                  (c) any Excluded Liabilities.

         6.2 Indemnification by the Buyer. Subject to the terms and conditions of this Article VI, from and after the Closing, the Buyer shall indemnify each Seller in respect of, and hold each Seller harmless against, Damages incurred or suffered by any Seller or any Affiliate thereof resulting from or constituting:

                  (a) any breach of a representation or warranty of the Buyer contained in this Agreement, any Ancillary Agreement or the Buyer Certificate;

                  (b) any failure by the Buyer to perform any covenant or agreement contained in this Agreement or any Ancillary Agreement;

                  (c) any Assumed Liabilities; or

                  (d) the conduct of the Business following the Closing.

         6.3      Claims for Indemnification.

                  (a) Third-Party Claims. Except as set forth in Section 7.4(b), all claims for indemnification made under this Agreement resulting from, related to or arising out of a third-party claim against an Indemnified Party shall be made in accordance with the following procedures. An Indemnified Party shall give prompt written notification to the Indemnifying Party of the commencement of any action, suit or proceeding relating to a third-party claim for which indemnification may be sought or, if earlier, upon the assertion of any such claim by a third party. Such notification shall include a description in reasonable detail of the facts constituting the basis for such third-party claim and the amount of the Damages claimed. At any time after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense. The Party not controlling such defense may participate therein at its own expense. The Party controlling such defense shall keep the other Parties advised of the status of such action, suit, proceeding or claim and the defense thereof and shall have the right to settle such action, suit, proceeding or claim; provided, however,
(i) the Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party, and (ii) the Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement does not impose equitable relief on the Indemnified Party or its Affiliates and includes a complete release of the Indemnified Party and its Affiliates.

                  (b) Procedure for Claims. An Indemnified Party wishing to assert a claim for indemnification under this Article VI shall deliver to the Indemnifying Party a Claim Notice. Except to the extent otherwise expressly stated in a written notice, if any, delivered by the Indemnifying Party pursuant to the terms of this Agreement, the Indemnifying Party shall be deemed to have contested that the Indemnified Party is entitled to receive any portion or all of the Damages claimed in such Claim Notice or is otherwise entitled to indemnification with respect to the matter described in the Claim Notice. If a dispute relating to a Claim Notice is not resolved within 90 days following the delivery of the Claim Notice, the Indemnifying Party and the Indemnified Party shall each have the right to submit such dispute to a court of competent jurisdiction in accordance with the provisions of Section 12.12.

         6.4 Survival. The representations and warranties of the Sellers and the Buyer set forth in this Agreement, the Parent Certificate and the Buyer Certificate shall survive the Closing and the consummation of the transactions contemplated hereby and continue until the date that is 18 months after the Closing Date, at which time they shall expire. If an indemnification claim is properly asserted in writing pursuant to Section 6.3 prior to the expiration of the representation or warranty that is the basis for such claim, then such representation or warranty shall survive until, but only for the purpose of, the resolution of such claim.

         6.5      Limitations.

                  (a) Notwithstanding anything to the contrary contained in this Agreement, the following limitations shall apply to claims under this Article VI or otherwise made with respect to this Agreement, any Ancillary Agreement or the Parent Certificate:

                              (i) No individual claim shall be valid and
assertable against any Seller unless it is for an amount in excess of US$25,000.00, and provided that such individual claims shall be applied against the threshold amount set forth in Section 6.5(a)(ii).

                              (ii) No Seller shall be liable with respect to any
Damages except to the extent that the aggregate amount of all Damages to which the Buyer has otherwise become entitled under this Article VI exceeds one-half of one percent (0.5%) of the Adjusted Purchase Price. All reasonable out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and reasonable costs of investigation) paid by Buyer (or any Affiliate of Buyer) in connection with any claims under this Article VI shall be considered Damages for purposes of determining whether the threshold set forth in this Section 6.5(a)(ii) has been exceeded, provided, however, no costs of investigation shall be considered Damages pursuant to the foregoing clause unless the Buyer provides the Parent with written notice of such investigation prior to the commencement thereof and, upon Parent's reasonable request, apprises the Parent of the status, findings and conclusions of such investigation.

                              (iii) No Seller shall be liable with respect to
any Damages to the extent that such Damages, when aggregated with all other Damages to which the Buyer has become entitled under this Agreement or in connection with the transactions contemplated hereby, exceed US$28,000,000.00.

                              (iv) The amount of any Damages to which the Buyer
is entitled with respect to any claim shall be calculated net of any adjustment to the Purchase Price made pursuant to Section 1.4 and for any accruals, reserves or provisions therefor reflected in the Final Closing Statement or the Financial Statements.

                              (v) The amount of Damages recoverable by the Buyer
under this Agreement shall be reduced by (i) the amount of any payment receivable by the Buyer (or any Affiliate thereof) with respect such Damages from any insurance provider or any other third party (or that the Buyer or any of its Affiliates would have been entitled to receive had the Buyer or its Affiliates maintained adequate and customary insurance policies for the Business and the Business Subsidiaries), and (ii) the amount of any Tax benefit realized or realizable by the Buyer (or any Affiliate thereof) which is attributable to the Damages to which such claim relates. For purposes of this Section 6.5(a)(v), the Tax benefit realizable by the Buyer (or any Affiliate thereof) shall be determined as of the date of the receipt of payment from Parent (or any Affiliate thereof) by calculating the present value of all expected reductions in Tax payments attributable to any expected deductions or decreases in income associated with the Damages to which such claim relates, assuming that the Buyer is always subject to a total combined Tax rate of 40% and using a discount rate of 8% (compounded monthly). The Buyer shall use commercially reasonable efforts to pursue, and to cause its Affiliates to pursue, all insurance claims, other third party payments and Tax benefits to which it may be entitled in connection with any Damages it incurs. If the Buyer (or an Affiliate) becomes entitled to receive any insurance or other third party payment in connection with any claim for Damages for which it has already received a payment from the Parent (or any Affiliate thereof), it shall pay to the Parent, within 30 days after such payment becomes receivable, an amount equal to the excess of (A) the amount previously received by the Buyer from the Parent (or any of its Affiliates) with respect to such claim plus the amount of such insurance or other third party payment, over (B) the amount of Damages to which the Buyer has become entitled under this Agreement in connection with such claim.

                              (vi) In no event shall any Seller have any
obligation or liability for:

                              (A) any Damages that are consequential, in the
nature of lost profits (including, without limitation, loss of profit or revenue, any multiple of reduced cash flow or any adjustment based on price to earnings or similar ratios), interference with operations, or loss of customers, tenants, lenders, investors or buyers, diminution in the value of property, special or punitive or otherwise not actual out-of-pocket damages except to the extent arising in connection with a third-party claim);

                                    (B) any Damages arising from or relating to,
directly or indirectly, any matter disclosed in, or reasonably ascertainable from, the Disclosure Documents or any other matter or facts (including, without limitation, the breach or nonfulfillment of any representation, warranty, covenant, agreement or condition in this Agreement, the Parent Certificate or any Ancillary Agreement) of which the Buyer has knowledge on or before the Closing Date;

                                    (C) any Damages arising from or relating to,
directly or indirectly, a breach that is remedied by or on behalf of the Sellers or for which the Buyer receives compensation within a reasonable period of time after the Sellers receive notice of such breach;

                                    (D) any Damages arising from or relating to,
directly or indirectly, any legislation or accounting principle not in force on the date hereof (or any alteration or repeal of any legislation or accounting principle in force on the date hereof), or which takes effect retroactively, or occurs as a result of any increase in the rate of Tax in force on the date hereof or any change in the practices of the relevant Governmental Entity (including changes in the interpretation of relevant legislation or accounting principles);

                                    (E) any Damages arising from or relating to,
directly or indirectly, any act, omission or transaction carried out by or at the request, or with the consent of, the Buyer or any Affiliate thereof before, on or after the Closing Date, including, without limitation, any change in the accounting policies, practices or procedures of the Business or any of the Business Subsidiaries after the Closing;

                                    (F) any Damages that, at the time the claim
alleging such Damages are notified to the Sellers, are contingent or otherwise not capable of being quantified unless (and solely to the extent) such Damages cease to be contingent and become capable of being quantified prior to the date that is 36 months after the Closing Date; or

                                    (G) any Damages claimed in any Claim Notice
received by the Sellers more than 18 months after the Closing Date.

                              (vii) The Buyer shall (and shall cause its
Affiliates to) use commercially reasonable efforts to pursue all legal rights and remedies available in order to minimize the Damages to which it may be entitled under this Agreement.

                  (b) All costs and expenses (including, without limitation, legal fees and costs of investigation) incurred by such Seller (or any Affiliate thereof) in connection with the defense of third party claims under Section 6.3 shall, solely for purposes of determining whether the cap set forth in Section 6.5(a)(iii) has been exceeded, be considered Damages to which the Buyer has become entitled under this Agreement or in connection with the transaction contemplated hereby.

                  (c) Effective as of the Closing, the Buyer hereby waives and releases (and shall cause each Business Subsidiary to waive and release), any claim any Business Subsidiary may have against any Seller or its Affiliates as of the Closing Date, except for claims that directly relate to an inter-company item described in clause (b) of Section 4.5.

                  (d) From and after the Closing, except with respect to (i) claims for equitable relief, including, without limitation, specific performance, made with respect to breaches of any covenant or agreement contained in this Agreement or the Ancillary Agreements and (ii) claims subject to resolution in accordance with the procedures set forth in Sections 1.2(b) and 1.4, the rights provided to the Parties under this Article VI shall be the sole and exclusive remedies of the Parties and their respective Affiliates with respect to claims under this Agreement or otherwise relating to the transactions contemplated hereby. Without limiting the generality of the foregoing, in no event shall any Party, its successors or permitted assigns be entitled to claim or seek rescission of the transactions contemplated by this Agreement.

                  (e) Warranty expenses ("RT Warranty Expenses") reasonably paid by the Buyer as a result of any design or manufacturing defect (existing prior to the date of the Closing) in the discontinued radio product manufactured by Sellers' Royce Thompson division (the " RT Warranty Matter") shall be considered Damages solely for purposes of determining whether the threshold in 6.5(a)(ii) has been exceeded, but (i) solely to the extent that RT Warranty Expenses exceed, in the aggregate, $335,000 and (ii) do not exceed, in the aggregate, $829,000. For the avoidance of doubt, Buyer is assuming all RT Warranty Expenses and all liabilities related to the RT Warranty Matter and Sellers shall have no obligation to indemnify Buyer for the RT Warranty Matter.

         6.6 Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Adjusted Purchase Price.

                                   ARTICLE VII
                                   TAX MATTERS

         7.1      Preparation and Filing of Tax Returns; Payment of Taxes.

                  (a) The Sellers shall be responsible for the preparation and filing of (i) all Tax Returns of the Sellers for all periods (including the consolidated, unitary and combined Tax Returns for the Sellers which include the operations of the Business for any period or portion thereof ending on or before the Closing Date), (ii) all Tax Returns for Income Taxes of any Business Subsidiary for all taxable periods that end on or before the Closing Date, (iii) all Tax Returns for Income Taxes of any Business Subsidiary for any period beginning before the Closing Date and ending after the Closing Date and (iv) all other Tax Returns of any Business Subsidiary that are required to be filed (taking into account extensions) prior to the Closing Date. The Sellers shall make or cause to be made all payments required with respect to any such Tax Returns. The Buyer shall promptly reimburse the Sellers for the amount of any such Taxes paid by the Sellers to the extent such Taxes are (i) Assumed Liabilities, (ii) Taxes attributable (as determined under Section 7.2) to any of the Business Subsidiaries, the Acquired Assets or the operations of the Business for periods or portions thereof beginning after the Closing Date or (iii) included in the Tax Reserves.

                  (b) The Buyer shall be responsible for the preparation and filing of all other Tax Returns for the Business Subsidiaries, the Acquired Assets, and the Business. The Buyer shall make all payments required with respect to any such Tax Returns. Buyer shall promptly reimburse Sellers to the extent that actual Taxes payable by Buyer for periods or portions thereof ending on or before the Closing Date are less than the amount of the Tax Reserves established for such Taxes.

                  (c) The Buyer shall not cause or permit the filing of any amended Tax Return with respect to any of the Business Subsidiaries for any period ending on or before, or including, the Closing Date without the Parent's consent.

                  (d) The Buyer shall be responsible for the payment of any transfer, sales, use, stamp, conveyance, value added, recording, registration, documentary, filing and other non-income Taxes and administrative fees (including, without limitation, notary fees) arising in connection with the consummation of the transactions contemplated by this Agreement.

                  (e) The Buyer shall be responsible for the payment of any and all Taxes attributable to the acts or omissions of the Buyer or the Buyer's Affiliates occurring after the Closing.

                  (f) The Buyer shall not make, or cause or permit to be made, an election under section 338 of the Code with respect to the acquisition of the Share Capital or with respect to FPC.

                  (g) The Buyer shall not cause or permit any Tax attribute (including any Tax losses) of FPC arising in a period beginning after the Closing Date to be carried back to a period ending on or before the Closing Date.

         7.2      Allocation of Certain Taxes.

                  (a) The Buyer and the Sellers agree that if any Business Subsidiary is permitted but not required under applicable foreign, state or local Tax laws to treat the Closing Date as the last day of a taxable period, the Buyer and the Sellers shall treat such day as the last day of a taxable period.

                  (b) In the case of any period that includes, but does not end on, the Closing Date, Taxes attributable to the portion of the period ending on the Closing Date shall be determined as follows: (A) real, personal and intangible property Taxes of the Business Subsidiaries or that relate to the Acquired Assets for the portion of the period ending on the Closing Date shall equal the amount of such Taxes for the entire period multiplied by a fraction, the numerator of which is the number of days in the portion of the period ending on the Closing Date and the denominator of which is the total number of days in the period; and (B) any other Taxes for the portion of the period ending on the Closing Date shall be computed as if the period ended as of the close of business on the Closing Date; provided that any Taxes resulting from transactions occurring on the Closing Date after the Closing other than in the ordinary course of business shall be attributed to the portion of the period beginning after the Closing Date. Taxes for a period that includes, but does not end on, the Closing Date that are not attributable to the portion of the period ending on the Closing Date pursuant to the preceding sentence shall be attributable to the portion of the period beginning after the Closing Date.

         7.3      Refunds and Carrybacks.

                  (a) The Sellers shall be entitled to any refunds (including, without limitation, any interest paid thereon) or credits of Taxes with respect to the Business Subsidiaries, the Acquired Assets or the operations of Business attributable to taxable periods or portions thereof ending on or before the Closing Date.

                  (b) The Buyer and/or its Affiliates, as the case may be, shall be entitled to any refunds (including, without limitation, any interest paid thereon) or credits of Taxes with respect to the Business Subsidiaries, the Acquired Assets or the operations of Business attributable to taxable periods, or portions thereof, beginning after the Closing Date.

                  (c) The Buyer shall promptly forward to or reimburse the Sellers for any such refunds (including, without limitation, any interest paid thereon) or credits due the Sellers after receipt thereof, and the Sellers shall promptly forward to the Buyer or reimburse the Buyer for any such refunds (including, without limitation, any interest paid thereon) or credits due the Buyer after receipt thereof.

         7.4      Cooperation on Tax Matters; Tax Audits.

                  (a) The Buyer and the Sellers and their respective Affiliates shall cooperate in the preparation of all Tax Returns for any Tax periods for which one Party could reasonably require the assistance of the other Party in obtaining any necessary information. Such cooperation shall include, but not be limited to, furnishing in a timely manner any information within a Party's possession or subject to that Party's control as may be reasonably requested by the Party filing such Tax Returns. Such cooperation and information also shall include, but not be limited to, provision of powers of attorney for the purpose of signing Tax Returns and defending audits and promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any Taxing Authority which relate to the Business Subsidiaries, the Acquired Assets or the Business. The Buyer and the Sellers and their respective Affiliates shall make their respective employees and facilities available on a mutually convenient basis to explain any documents or information provided hereunder.

                  (b) The Sellers shall have the right, at their own expense, to control any Tax Audit, initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to (i) any Taxes or Tax Returns of any Seller, (ii) any Income Taxes or Tax Returns for Income Taxes of any Business Subsidiary for any period beginning before the Closing Date, and (iii) any other Taxes or Tax Returns of or relating to any Business Subsidiary, the Acquired Assets or the operations of the Business with respect to which the Sellers could have indemnification responsibility hereunder. The Buyer shall have the right, at its own expense, to control any other Tax Audit, initiate any other claim for refund, and contest, resolve and defend against any other assessment, notice of deficiency, or other adjustment or proposed adjustment relating to Taxes or Tax Returns with respect to the Business Subsidiaries, the Acquired Assets or the operations of the Business; provided that, with respect to any item the adjustment of which may cause any Seller to become obligated to make any payment hereunder or that could otherwise affect adversely the Taxes of any Seller, the Buyer shall consult with the Sellers with respect to the resolution of any such issue, and not settle any such issue, or file any amended Tax Return relating to such issue, without the consent of the Sellers. This Section 7.4(b) rather than
Section 6.3(a) shall govern with respect to the allocation of responsibility for the conduct of Tax Audits, claims for Tax refunds, and proceedings relating to assessments, notices of deficiency or other adjustments or proposed adjustments relating to Taxes.

         7.5 Termination of Tax Sharing Agreements. All Tax sharing agreements or similar arrangements with respect to or involving the Business shall be terminated prior to the Closing Date and, after the Closing Date, the Buyer and its Affiliates shall not be bound thereby or have any liability thereunder for amounts due in respect of periods ending on or before the Closing Date.

         7.6 Scope of Article VII. For the avoidance of doubt, any claim by any Party relating to a breach by another Party of its obligations under this
Article VII shall be pursued in accordance with the procedures for indemnification claims, and shall otherwise be subject to the terms, conditions and limitations, set forth in Article VI.

                                  ARTICLE VIII
                                   TERMINATION

         8.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Closing as provided below:

                  (a) the Parties may terminate this Agreement by mutual written consent;

                  (b) either the Buyer or the Parent may terminate this Agreement by giving written notice to the other in the event that any Seller (in the case of a termination by the Buyer) or the Buyer (in the case of a termination by the Parent) is in material breach of any representation, warranty, covenant or agreement contained in this Agreement that would cause the conditions set forth in Section 5.1(a) or Section 5.1(b) (in the case of a material breach by any Seller) or the conditions set forth in Section 5.2(a) or 5.2(b) (in the case of a material breach by the Buyer) not to be satisfied and
(ii) is not cured within 30 days following delivery of written notice of such breach by the Buyer (in the case of a material breach by any Seller) or the Parent (in the case of a material breach by the Buyer) to the other; and

                  (c) the Buyer or the Parent may terminate this Agreement by giving written notice to the other if the Closing shall not have occurred on or before 60 days after the date hereof by reason of the failure of (i) in the case of a termination by the Buyer, any condition precedent under Section 5.1 (unless the failure results from a breach by the Buyer of any representation, warranty, covenant or agreement contained in this Agreement) or (ii) in the case of a termination by the Parent, any condition precedent under Section 5.2 (unless the failure results from a breach by any Seller of any representation, warranty, covenant or agreement contained in this Agreement).

         8.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 8.1, except for Article XI and Sections 4.3(b), 6.5, 12.1, 12.9, 12.11 and 12.12 (which provisions shall survive any such termination), all obligations of the Parties hereunder shall terminate without any liability of any Party to the other Parties. Notwithstanding the foregoing, but subject to the limitations set forth in Section 6.5, termination of this Agreement shall not relieve any Party from liability for any Damages resulting from fraudulent or willful breach, prior to such termination, of any covenant or agreement set forth in this Agreement.

                                   ARTICLE IX
                                EMPLOYEE MATTERS

         9.1 Offer of Employment; Continuation of Employment. The Parties hereto intend that there shall be continuity of employment with respect to all Business Employees. The Buyer shall offer employment commencing on the Closing Date to all Asset Seller Business Employees, including, without limitation, those on vacation, military leave, leave of absence (whether paid or unpaid), disability or layoff, on the terms set forth in Section 9.4.

         9.2 Cessation of Business Benefit Plan Participation; 401(k) Plan Matters. Except as otherwise provided in this Article IX or as otherwise required by applicable law, the Business Employees shall cease to participate in or accrue further benefits under the Business Benefit Plans immediately prior to the Closing, other than with respect to Business Benefit Plans maintained solely with respect to Business Employees, and Sellers shall take (or cause their ERISA Affiliates to take) all actions necessary to cease such participation and accrual immediately prior to the Closing. Effective as of the Closing, all Business Employees who participate in the Seller's 401(k) Plan shall cease to participate in such plan. To the extent allowable under Section 401(k) of the Code and regulations issued thereunder, Business Employees shall be eligible to receive, at their election, a distribution of their account balance from the Seller's 401(k) plan. Seller shall amend Seller's 401(k) Plan (or shall cause its Affiliates to amend the appropriate Affiliate 401(k) Plan) to the extent necessary to cease such participation and permit such distributions and rollovers of participant loans, and shall not place any New Buyer Employee's loan under such 401(k) Plan in default unless the New Buyer Employee fails to elect a rollover within 90 days of the date the rollover is offered to such New Buyer Employee. Buyer shall cause a 401(k) plan maintained by Buyer to accept rollovers of such distributions and participant loans to the extent permissible.

         9.3 Employment Related Liabilities. The Buyer shall assume liability for and shall pay directly to the appropriate Business Employee (or reimburse the Parent or the Asset Sellers for amounts that any of them pay to any such Business Employee) any amounts to which any Business Employee becomes entitled under any Business Benefit Plan or individual arrangement, applicable law or otherwise that exists or arises (or may be deemed to exist or arise) as a result of, or in connection with (i) the sale of the Business hereunder, (ii) the Buyer's failure to offer employment or to employ Business Employees in accordance with Section 9.1 or applicable local law, (iii) the employment of any Business Employee on or after the Closing Date, (iv) any change or proposed change to the remuneration, benefits, terms and conditions of employment, or the working conditions of any Business Employee after the Closing Date, (v) the failure of any Business Employee to accept initial or continued employment with the Buyer or its Affiliates and (vi) the termination of employment of any Business Employee on or after the Closing Date.

         9.4 Compensation; Employee Benefits; Severance Plans. Beginning on the Closing Date, the Buyer shall, for the period ending twelve (12) months after the Closing Date, provide each New Buyer Employee with total cash compensation (including, without limitation, base salary and bonus opportunity) that is no less favorable in the aggregate than such New Buyer Employee's total cash compensation immediately prior to the Closing Date. Beginning on the Closing Date, the Buyer shall also, for the period ending twelve (12) months after the Closing Date, maintain (or cause its Affiliates to maintain) Buyer Plans that are no less favorable in the aggregate than the Business Benefit Plans in effect immediately prior to the Closing; provided, however, that any equity or equity-based Business Benefit Plans (such as stock option plans and restricted stock plans) shall be disregarded for this purpose. The Buyer will give credit for past service with the Sellers or their Affiliates under all the Buyer Plans including, without limitation, severance pay plans, to all New Buyer Employees, to the same extent such service was credited under similar plans of the Sellers and their Affiliates in which the New Buyer Employees participated prior to the Closing Date; provided, however, that such service shall not be taken into account for purposes of benefit accrual under any Buyer Plan that is intended to be qualified under section 401(a) of the Code. Notwithstanding anything to the contrary in this Agreement, beginning on the Closing Date, the Buyer shall, for the period ending twelve (12) months after the Closing Date, maintain (or cause its Affiliates to maintain) a severance pay plan, program or practice for the benefit of each New Buyer Employee that is no less favorable than the plan, program or practice in effect immediately prior to the Closing Date with respect to such New Buyer Employee.

         9.5 Welfare Plans. With respect to any Buyer Plan that is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) or any plan directly or indirectly maintained or contributed to by the Buyer providing similar benefits to an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), the Buyer shall (a) cause to be waived any pre-existing condition limitations or actively-at-work requirements and (b) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such New Buyer Employees with respect to similar plans maintained by the Sellers or any of their Affiliates for such New Buyer Employees immediately prior to the Closing Date. The Buyer shall make appropriate arrangements to allow the use by New Buyer Employees of any amounts available under any cafeteria plan or flexible spending account (as defined in Section 125 of the Code) which was maintained by the Sellers or any of their Affiliates for such New Buyer Employees.

         9.6 Accrued Personal, Sick or Vacation Time. With respect to any accrued but unused personal, sick or vacation time to which any New Buyer Employee is entitled pursuant to the PSV Policies, the Buyer shall assume the liability for such accrued personal, sick or vacation time and allow such New Buyer Employee to use such accrued personal, sick or vacation time; provided, however, that if the Buyer deems it necessary to disallow any such New Buyer Employee from taking such accrued personal, sick or vacation time, the Buyer shall be liable for and pay in cash to each such New Buyer Employee an amount equal to such personal, sick or vacation time in accordance with the terms of the PSV Policies; and provided, further, that the Buyer shall be liable for and pay in cash an amount equal to such accrued personal, sick or vacation time to any New Buyer Employee whose employment terminates for any reason subsequent to the Closing Date.

         9.7 U.S. WARN Act. The Buyer agrees to provide any required notice under WARN and any other similar applicable law and to otherwise comply with any such law with respect to any "plant closing" or "mass layoff" (as defined in WARN) or similar event affecting employees and occurring on or after the Closing Date or arising as a result of the transactions contemplated hereby. The Buyer shall assume sole responsibility for any liabilities or obligations arising under WARN or other applicable law resulting from the actions (or inactions) of the Buyer, its Affiliates and, to the extent related to the Business Employees, the Sellers from the transactions contemplated hereby, whether before, on, or after the Closing Date and for any later actions covered by WARN or any similar law.

         9.8 U.S. COBRA. The Buyer agrees to provide any required notice under COBRA and any other similar applicable law on or after the Closing Date. The Buyer shall assume sole responsibility for any liabilities or obligations arising under COBRA or other similar applicable law resulting from the actions (or inactions) of the Buyer or its Affiliates on or after the Closing Date or from the transactions contemplated hereby, and shall provide COBRA coverage for former employees (and their beneficiaries) of the Business who are receiving or eligible to receive COBRA as of the Closing Date.

         9.9 Post-Employment/Retiree Medical Benefits. The Buyer will adopt or amend a plan under which it will assume all obligations of any Seller or its Affiliates for any post-employment or other retiree medical benefits to any Business Employees (and their dependents). Business Employees entitled to post-retirement medical benefits are identified on Schedule 9.9 hereto. The Sellers or their Affiliates will retain or assume all post-employment or retiree medical benefits obligations with respect to former employees of the Business whose employment with the Business terminated before the Closing Date.

         9.10 Retention Bonuses. The Buyer shall assume all obligations of any Seller (or any of its Affiliates) under the retention agreements set forth on
Schedule 9.10; provided, however, that upon Buyer's payment under any such agreement of any amount that is payable with respect to service until the Closing (after taking into account any required performance factors), but excluding severance or other post-employment obligations that Buyer is assuming, Parent shall reimburse the Buyer for such payment within 15 Business Days after the Buyer delivers notice to the Parent that such payment has been made and the amount thereof.

                                    ARTICLE X
                          OTHER POST-CLOSING COVENANTS

         10.1 Manager, Director and Officer Indemnification. The Buyer shall not take, cause or permit to be taken or caused by any person any action to alter or impair any exculpatory or indemnification provisions, now existing in the charter or limited liability company operating agreement of any Business Subsidiary, for the benefit of any individual who served as a manager, director or officer of any Business Subsidiary at any time prior to the Closing Date, except for any changes that may be required to conform with changes in applicable law and any changes that do not affect the application of such provisions to acts or omissions of such individuals prior to the Closing Date.

         10.2 Claims Against Managers, Directors and Officers. Buyer shall not make, and shall cause the Business Subsidiaries and their respective Affiliates not to make, any claims against the current or former directors, managers or officers of the Business Subsidiaries for their actions or omissions in their capacity as directors, managers or officers of the Business Subsidiaries that took place on or before the Closing Date.

         10.3 Payment of Certain Monies. In the event that any Asset Seller (or an Affiliate thereof) pays or discharges, after the Closing, any Assumed Liabilities, the Buyer shall reimburse such Asset Seller or Affiliate for the amount so paid or discharged within 30 days of being presented with written evidence of such payment or discharge. Buyer shall promptly forward to Parent all monies received by Buyer or its Affiliates (including, without limitation, the Business Subsidiaries) following the Closing with respect to any Excluded Asset.

         10.4 Waiver of Conflicts Regarding Representation; Non-Assertion of Attorney Client Privilege.


                  (a) Buyer waives and will not assert, and agrees to cause each Business Subsidiary and each of its other subsidiaries to waive and to not assert, any conflict of interest arising out of or relating to any representation, after the Closing, of any Seller, any Business Subsidiary or any Affiliate of any Seller, or any of their respective officers, employees, directors or managers in any matter involving this Agreement, any Ancillary Agreement or any other agreements or transactions contemplated hereby or thereby (including, without limitation, any litigation, arbitration, mediation or other proceeding), by any legal counsel that has represented any such party prior the Closing.

                  (b) Buyer waives and will not assert, and agrees to cause each Business Subsidiary and each of its other Affiliates to waive and to not assert, any attorney-client privilege with respect to any communication concerning this Agreement and the transactions contemplated thereby occurring on or prior to the Closing between any legal counsel and any Seller, any Business Subsidiary or any Affiliate of any Seller, or any of their respective officers, employees, directors and managers, it being the intention of the Parties that all such rights to such attorney-client privilege and to control such attorney-client privilege shall be retained by the Sellers, and their respective Affiliates to the extent that the privilege involves communications concerning this Agreement and the transaction contemplated thereby.

         10.5     Use of Names.

                  (a) No Seller is conveying any ownership rights in, or (except as expressly set forth in Section 10.5(b) or the Intellectual Property Transfer and License Agreement) granting any license to use, any Seller Mark to the Buyer or any of its Affiliates and, after the Closing, the Buyer shall, and shall cause each of its Affiliates (including, without limitation, the Business Subsidiaries) to, not use in any manner any Seller Mark. In the event the Buyer violates any of its obligations under this Section 10.5, the Sellers and their Affiliates may proceed against it in law or in equity for such damages or other relief as a court may deem appropriate. The Buyer acknowledges that a violation of this Section 10.5 may cause the Sellers and their Affiliates irreparable harm which may not be adequately compensated for by money damages. The Buyer therefore agrees that in the event of any actual or threatened violation of this
Section 10.5, the Sellers and any of their Affiliates shall be entitled, in addition to other remedies that they may have, to a temporary restraining order and to preliminary and final injunctive relief against the Buyer or such Affiliate of the Buyer to prevent any violations of this Section 10.5, without the necessity of posting a bond.

                  (b) The Buyer and the Business Subsidiaries shall have a non-exclusive, non-transferable, fully-paid and royalty-free license (without the right to sublicense such rights) to use, solely in connection with the conduct of the Business in the ordinary course consistent with past practice, the Seller Marks:

                              (i) on finished goods, work in process and raw
materials inventory and packaging existing as of the Closing Date or on order from suppliers of the Business as of the Closing Date, until supplies of such inventory and packaging have been depleted, provided that any such item is marked or labeled with a sticker or stamp to the effect that the Business, the Business Subsidiaries and their Affiliates are not affiliated with Danaher Corporation and provided further that the foregoing right to use the Seller Marks shall terminate not later than the first anniversary of the Closing Date;

                              (ii) for a period of 120 days following the
Closing Date, on products of the Business manufactured by Buyer after the Closing Date;

                              (iii) for a period of 120 days following the
Closing Date, on existing product catalogs and product brochures that are (A) used as of the Closing Date in the Business and (B) are included in the Acquired Assets or the assets of the Business Subsidiaries, provided that any such catalog or brochure is marked or labeled with a sticker or stamp to the effect that the Business, the Business Subsidiaries and their Affiliates are not affiliated with the Sellers or Danaher Corporation; and

                              (iv) for a period of not more than 90 days
following the Closing Date, in any website content that is (A) used as of the Closing Date in the Business and (B) included in the Acquired Assets or the assets of the Business Subsidiaries, provided that the Buyer and the Business Subsidiaries shall use commercially reasonable efforts to remove the Seller Marks from such content and all websites maintained by the Buyer or any of its Affiliates.

                  (c) Notwithstanding anything to the contrary in this Section 10.5, from and after the Closing, the Buyer shall, and shall cause each of its Affiliates to, make clear in all correspondence, communications or other dissemination of information regarding the Business or any Business Subsidiary made by the Buyer or any of its Affiliates that the Business, the Business Subsidiaries and their Affiliates are no longer affiliated with the Sellers or Danaher Corporation.

         10.6 Seller Guarantees. If any Seller Guarantee is not replaced and released as of the Closing as provided in Section 4.6, the Buyer shall fulfill all obligations of the applicable Seller and/or its Affiliates under such Seller Guarantees and shall reimburse the Sellers and their Affiliates for all premiums, payments and other carrying costs of such Seller Guarantee attributable to or for periods after the Closing Date, within three (3) Business Days after receipt of invoices therefor. In the event that after the Closing Date any Seller or an Affiliate is required to reimburse a letter of credit issuer for any drawing under a Seller Guarantee, or is required to make any payment under a Seller Guarantee (other than carrying costs as provided above), then the Buyer shall reimburse such Seller or Affiliate within three (3) Business Days after demand for the payment of such amount.

                                   ARTICLE XI
                                   DEFINITIONS

         For purposes of this Agreement, each of the following terms shall have the meaning set forth below.

         "Acquired Assets" shall mean, solely to the extent not an Excluded Asset, all assets, properties and rights of each Asset Seller of every kind, nature, character and description, tangible and intangible, real, personal or mixed, wherever located, existing as of the Closing which are utilized primarily in the Business, including the following assets, in each case to the extent owned by an Asset Seller as of the Closing and utilized primarily in the
Business:

                  (a) all accounts receivable and other receivables, whether or not billed;

                  (b) all inventory of raw materials, work in process, finished goods, office supplies, maintenance supplies and packaging materials, together with spare parts, supplies, promotional materials and inventory;

                  (c) all Designated Intellectual Property, computers, equipment, furniture, furnishings, fixtures, machinery, vehicles, tools and tooling and other tangible personal property and all warranties and guarantees, if any, express or implied, existing for the benefit of an Asset Seller in connection therewith to the extent transferable;

                  (d) the leasehold interests to the Asset Seller Leased Facilities, except as provided in Section 1.5;

                  (e) all contracts or agreements, except as provided in Section 1.5;

                  (f) all technical information, trade secrets, technology, know-how, specifications, designs, drawings and processes and quality control data, and other confidential business information, including, without limitation, customer lists and vendor lists;

                  (g) to the extent transferable, all licenses, permits, authorizations or franchises issued by any Governmental Entity;

                  (h) all goods and services and all other economic benefits to be received subsequent to the Closing arising out of prepayments and payments by an Asset Seller prior to the Closing;

                  (i) all books (other than stock record books and minute books of the Sellers, but including stock records and minute books of the Business Subsidiaries), records, accounts, ledgers, files, documents, correspondence, studies, reports and other printed or written materials, subject to any restrictions imposed by applicable law on the transfer of employee files;

                  (j) the Share Capital;

                  (k) all goodwill; and

                  (l) the Transferred Joslyn Marks.

         "Adjusted Purchase Price" shall mean the Purchase Price as adjusted pursuant to Section 1.4.

         "Affiliate" shall have the meaning assigned to it in Rule 12b-2 of the Securities and Exchange Act of 1934.

         "Agreement" shall have the meaning set forth in the Preliminary Statement of this Agreement.

         "Ancillary Agreements" shall mean the agreements and instruments referred to in clauses (i) through (ix) in Section 1.3(b) of this Agreement.

         "Antitrust Laws" shall mean the Hart-Scott-Rodino Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act, and any other federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade.

         "Asset Seller 1" shall have the meaning set forth in the first paragraph of this Agreement.

         "Asset Seller 2" shall have the meaning set forth in the first paragraph of this Agreement.

         "Asset Seller Business Employees" shall mean all employees of the Asset Sellers exclusively engaged in the Business.

         "Asset Seller Leased Facilities" shall mean the facilities covered by the real property leases or subleases described on Schedule D-1.

         "Asset Sellers" shall mean Asset Seller 1 and Asset Seller 2.

         "Assumed Liabilities" shall mean all liabilities and obligations, of every kind, nature, character and description (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due) (i) of each Business Subsidiary (and each of its predecessors), (ii) set forth on Schedule D-2, and (iii) to the extent relating to the Business or the Acquired Assets as now or previously conducted or constituted, of each Seller (and each of its predecessors) and each of its Affiliates, including, without limitation, the following liabilities and obligations, to the extent relating to the Business or the Acquired Assets as now or previously conducted or constituted:

                  (a) all liabilities required by GAAP to be shown on a balance sheet of the Business;

                  (b) all liabilities and obligations under all contracts or agreements, except as provided in Section 1.5;

                  (c) all liabilities and obligations under licenses, permits, authorizations or franchises issued by any Governmental Entity;

                  (d) all liabilities and obligations which arise on account of the sale of any products manufactured and/or sold before, on or after the Closing;

                  (e) all liabilities and obligations for Environmental Matters or liability under common law with respect to Materials of Environmental Concern;

                  (f) all liabilities and obligations in respect of employees or employee benefits;

                  (g) all liabilities and obligations for any Taxes, other than any liability or obligation for Income Taxes for any period or portion thereof ending on or before the Closing Date;

                  (h) all liabilities and obligations arising out of or relating to any deferred items under Section 1.5;

                  (i) all liabilities with respect to all actions, suits, proceedings, disputes, claims or investigations;

                  (j) all liabilities and obligations arising out of or relating to the repair, rework, replacement or return of, or any claim for breach of warranty in respect of or refund of the purchase price of, products or goods; and

                  (k) all liabilities and obligations arising out of or relating to any product liability claim, including, without limitation, injury to or death of persons, damage to or destruction of property or any worker's compensation claim, relating to products or goods.

         "Balance Sheet Date" shall mean March 31, 2007.

         "Business" shall mean the business of the Sellers and the Business Subsidiaries, as now or previously conducted or constituted, of manufacturing, marketing, selling, distributing and providing services in connection with (a) transient voltage surge suppressor products used for the purpose of protecting critical process controls from electrical transients in the commercial, industrial, telecommunications and residential markets; digital static transfer switches used for the purpose of providing consistent power to high availability loads from two power sources in both the datacenter and industrial markets; power distribution equipment both with and without transformers used for the purpose of distributing computer grade power to computer loads for datacenter markets; single phase output uninterruptible power supply systems providing single phase continuous power for critical process control systems in the retail, industrial and petro-chemical markets; and delivery of professional services providing preventative maintenance and reactive repair for the foregoing products; and (b) high voltage (above 4 kilovolt) capacitor switches, sectionalizers, air disconnect switches, automatic reclosers and controls, submersible multi-way switches, faulted circuit indicators, vacuum interrupter attachments for air disconnect switches, transfer switches, current sensors and communication for above products used in distribution and transmission primarily in the electric utility and industrial substation markets, electric steel melting and holding furnace switches, vacuum capacitors used for high voltage RF capacitors in broadcast, semiconductor processing; vacuum contactors, vacuum relays, vacuum interrupters, loss of vacuum detection used for high voltage switching noted above and mining, aerospace and defense; overhead light lowering devices, photoelectric controls, electronic ballasts, radio frequency monitoring used for highway and municipal lighting.

         "Business Day" shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions located in New York, New York are permitted or required by law, executive order or governmental decree to remain closed.

         "Business Benefit Plans" shall mean any Business Subsidiary Benefit Plan or any Employee Benefit Plan maintained, or contributed to, by any Asset Seller, or any ERISA Affiliate for the benefit of Business Employees (and their beneficiaries) that are material to the Business.

         "Business Employees" shall mean all employees of the Business Subsidiaries and the Asset Seller Business Employees.

         "Business Material Adverse Effect" shall mean any change, effect, event, condition or circumstance that (a) is materially adverse to the business, assets, liabilities, financial condition or results of operations of the Business as a whole (other than changes, effects, events, conditions or circumstances that are the result of economic factors affecting the economy as a whole or that are the result of factors affecting the industry or specific markets in which the Business competes, so long as the Business is not disproportionately affected thereby), or (b) materially impairs the ability of the Sellers to consummate the transactions contemplated by this Agreement; provided, however, that a "Business Material Adverse Effect" shall not include any adverse change, effect or circumstance (A) arising out of or resulting from actions contemplated by the Parties in connection with this Agreement, (B) that is attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement, (C) any change in accounting requirements or principles or any change in applicable Laws or the interpretation thereof occurring after the date of this Agreement, or (D) national or international political or social conditions, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack.

         "Business Properties" shall mean the Designated Owned Real Property and the real property leased pursuant to the Leases.

         "Business Subsidiary Interests" shall mean the Membership Interests, the Share Capital and all of the issued and outstanding shares of capital stock of FPC.

         "Business Subsidiaries" shall mean JHV, JTC, DPS, FPC and RTL.

         "Buyer" shall have the meaning set forth in the first paragraph of this Agreement.

         "Buyer Certificate" shall mean a certificate to the effect that each of the conditions specified in clauses (a) through (c) (insofar as clause (c) relates to a judgment, order, decree, stipulation or injection against the Buyer) of Section 5.2 is satisfied.

         "Buyer Material Adverse Effect" shall mean a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by this Agreement.

         "Buyer Plans" shall mean employee benefit plans, agreements, programs, policies and arrangements for the benefit of each New Buyer Employee.

         "Claim Notice" shall mean a written notice which contains (i) a reasonably specific description and amount of any Damages incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under Article VI and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages.

         "Closing" shall mean the closing of the transactions contemplated by this Agreement.

         "Closing Date" shall mean the date as soon as practicable (but in no event more than three Business Days) after the first date on which the conditions to the obligations of the Parties to consummate the transactions contemplated hereby (excluding the delivery of any documents to be delivered at the Closing by any of the Parties, it being understood that the occurrence of the Closing shall remain subject to the delivery of such documents) have been satisfied or waived.

         "Closing Statement" shall mean a statement calculating the Closing Working Capital Amount.

         "Closing Working Capital Amount" shall mean the Acquired Assets and the assets of the Business Subsidiaries, in each case, that constitute current assets (within the meaning of GAAP) as of the Closing Date less the Assumed Liabilities that constitute current liabilities (within the meaning of GAAP) as of the Closing Date; provided, however, the following items shall be excluded from the calculation of the Closing Working Capital Amount: (i) intercompany items eliminated in accordance with Section 4.5, (ii) $115,000 charge incurred by the Business' Royce Thompson division in connection with certain inventory write offs and all accruals for the RTL Warranty Matter by such division, (iii) accrued liability for the Graybar Electronics litigation against DPS, (iv) cash and cash equivalents and similar investments, bank accounts, commercial paper, certificates of deposit, Treasury bills and other marketable securities, (v) the current portion of long-term debt, and (vi) Taxes payable.

         "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1986.

         "Code" shall mean the Internal Revenue Code of 1986.

         "Collar" shall mean US$100,000.00.

         "Confidentiality Agreement" shall mean the confidentiality agreement dated March 13, 2007 between the Buyer and Danaher Corporation.

         "Damages" shall mean any and all out-of-pocket, monetary damages, fines, fees, penalties and expenses actually paid (excluding attorneys' fees, costs of investigation, and indirect, incidental, punitive and consequential damages such as lost profits and lost business opportunities).

         "Designated Contracts" shall mean each contract and agreement listed in
Section 2.12 of the Disclosure Schedule.

         "Designated Intellectual Property" shall mean all patents, patent applications, registered trademarks, trademark applications, domain names and copyright registrations listed on Schedule D-3.

         "Designated Owned Real Property" shall mean all real property owned by any Business Subsidiary.

         "Disclosure Documents" shall mean the Disclosure Schedule, the other Schedules hereto and the materials, documents, reports and other information relating to the Sellers and the Business made available to the Buyer on the "Livewire" datasite administered by Merrill Corporation and accessible at http://datasite.merrillcorp.com.

         "Disclosure Schedule" shall mean the disclosure schedule provided by the Sellers to the Buyer on the date hereof.

         "DPS" shall mean Danaher Power Solutions LLC, a Delaware limited liability company.

         "FCPA" shall mean the United States Foreign Corrupt Practices Act of 1977.

         "Employee Benefit Plan" shall mean (a) any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) other than a Multiemployer Plan, (b) any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and
(c) to the extent applicable to more than one employee, any other written or oral plan, agreement or arrangement involving compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation, or fringe benefits, but excluding any Employee Benefit Plan required to be maintained or contributed to under foreign law.

         "Environment" shall mean any surface water, ground water, drinking water supply, land surface or subsurface strata, or ambient air.

         "Environmental Law" shall mean any foreign, federal, state, provincial, or municipal statute, rule or regulation as in effect on the Closing Date relating to the protection of the Environment or occupational health and safety.

         "Environmental Matters" shall mean any legal obligation or liability arising under Environmental Law.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" shall mean any entity which is a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Code), (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (c) an affiliated service group (as defined under
Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes any Business Subsidiary or any Asset Seller.

         "Excluded Assets" shall mean (i) all assets, properties and rights of each Seller and Business Subsidiary of every kind, nature, character and description, tangible and intangible, real, personal or mixed, wherever located, which are utilized by such Seller (or any of its Affiliates) or Business Subsidiary primarily in a business other than the Business and (ii) the following assets of each Seller:

                  (a) all cash and cash equivalents or similar investments, bank accounts, commercial paper, certificates of deposit, Treasury bills and other marketable securities;

                  (b) all assets, properties or rights listed on, or arising under any contracts or agreements listed on, Schedule D-4;

                  (c) all insurance policies and related refunds and proceeds;

                  (d) all rights which accrue or will accrue to the benefit of the Sellers under this Agreement or the Ancillary Agreements;

                  (e) all rights relating to refunds or recoupment of Taxes, except to the extent such rights result from payment by the Buyer of a Tax that is an Assumed Liability;

                  (f) all actions, claims, causes of action, rights of recovery, choses in action and rights of setoff of any kind arising before, on or after the Closing relating to any other Excluded Asset or any Excluded Liability;

                  (g) all patents and patent applications, any patent applications that are filed based on the invention disclosures, all copyrights and copyright registrations, and all computer software and management information systems set forth on Schedule D-5, including, without limitation, all rights to sue for past infringement;

                  (h) all real property set forth on Schedule D-6;

                  (i) all shares of the capital stock or other ownership interests of the Asset Sellers;

                  (j) all fixtures in the property owned or leased by any Seller that are affixed to the real estate and are integral to the use or operation of the property without regard to the specific business conducted on the property (including, without limitation, HVAC systems, security systems, fire suppression systems, plumbing, lighting, fencing, telephone switches and floor covering), but excluding trade fixtures unless such trade fixtures are listed on Schedule D-7; and

                  (k) all assets, contracts, rights, services and other resources generally made available by Danaher Corporation to its Subsidiaries or enjoyed by any Seller or Business Subsidiary as a result of its status as a Subsidiary of Danaher Corporation, including, without limitation, DBS services, procurement assistance, legal and accounting assistance and other corporate services.

         "Excluded Liabilities" shall mean, solely to the extent not an Assumed Liability, all liabilities and obligations of any Seller:

                  (a) relating exclusively to the Excluded Assets;

                  (b) under the agreements listed on Schedule D-4;

                  (c) under this Agreement and the Ancillary Agreements;

                  (d) all indebtedness outstanding under any bank credit agreement or other agreement for borrowed money to which any Seller or Business Subsidiary is a party as an obligor, guarantor or otherwise;

                  (e) except to the extent expressly assumed by Buyer hereunder, all liabilities or obligations of any nature whatsoever arising under any Employee Benefit Plan and any other liability or obligation related to compensation or benefits to any employees, agents or independent contractors (or the beneficiaries of any such persons) of the Business (including former employees, agents or independent contractors (or the beneficiaries of any such persons)) to the extent the event giving rise thereto occurred on or prior to the Closing Date or that results from or arises out of any action or inaction on or prior to the Closing Date of any Seller or any Affiliate, officer, director, employee, agent, representative or subcontractor of any Seller; provided that, for the avoidance of doubt, all liabilities and obligations under the retention agreements set forth on Schedule 9.10 are Assumed Liabilities, subject to the Sellers' reimbursement obligation with respect to the retention bonuses payable thereunder in accordance with the proviso of Section 9.10; and

                  (f) for costs and expenses incurred in connection with this Agreement or the consummation of the transactions contemplated by this Agreement (including any fees for financial advisors engaged by or on behalf of the Sellers and any sale bonuses or other compensation for any Business Employee that will become payable upon the consummation of the transactions contemplated by this Agreement).

         "Final Closing Statement" shall mean Closing Statement as finally determined in accordance with Section 1.4(c).

         "Financial Statements" shall mean (a) the unaudited consolidated balance sheets and consolidated statements of operations and cash flows of the Business as of and for the fiscal year ended December 31, 2006 and (b) the unaudited consolidated balance sheet and consolidated statement of operations of the Business as of and for the year-to-date period ended as of the Balance Sheet Date.

         "FPC" shall mean Fisher Pierce Co., a California corporation.

         "GAAP" shall mean United States generally accepted accounting principles.

         "Governmental Entity" shall mean any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency.

         "Governmental Filings" shall mean all registrations, filings and notices with or to Governmental entities.

         "Hart-Scott-Rodino Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

         "Incidental Agreement" shall mean the agreement delivered pursuant to
Section 1.3(b)(ix).

         "Income Taxes" shall mean any Taxes imposed upon or measured by net income.

         "Indemnified Party" shall mean the party entitled to indemnification under Article VI of this Agreement.

         "Indemnifying Party" shall mean the party from whom indemnification is sought by the Indemnified Party.

         "Intellectual Property Transfer and License Agreement" shall mean the License Agreement delivered at the Closing pursuant to Section 1.3(b)(iii).

         "JHV" shall mean Joslyn Hi-Voltage Company, LLC, a Delaware limited liability company.

         "JTC" shall mean Jennings Technology Company, LLC, a Delaware limited liability company.

         "knowledge" shall mean the actual knowledge, after reasonably diligent inquiry, of the individuals named on Schedule D-8 in the case of the Sellers, and the individuals named on Schedule D-9 in the case of the Buyer.

         "Leases" shall mean any lease or sublease included in the Acquired Assets or pursuant to which any Business Subsidiary leases or subleases from another party any real property.

         "Lease Agreement" shall mean the Lease Agreement delivered at the Closing pursuant to Section 1.3(b)(iv).

         "Materials of Environmental Concern" shall mean any hazardous substance, pollutant or contaminant, as those terms are defined under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, solid waste and hazardous waste, as those terms are defined in the Federal Resource Conservation and Recovery Act (as in effect on the date of this Agreement) and oil, petroleum and petroleum products.

         "Membership Interests" shall mean all of the outstanding membership interests of DPS, JHV and JTC.

         "Most Recent Balance Sheet" shall mean the unaudited consolidated balance sheet of the Business as of the Balance Sheet Date.

         "Multiemployer Plan" shall mean a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

         "Neutral Accountant" shall mean the Washington, DC office of PricewaterhouseCoopers LLP or, in the event that circumstances create an actual conflict of interest that would impair such Person's ability to impartially determine any issue presented to it pursuant to this Agreement, the Washington DC office of a nationally recognized certified public accounting firm mutually agreed upon by the Parent and the Buyer.

         "New Buyer Employees" shall mean each Asset Seller Business Employee who accepts the Buyer's offer of employment and who commences working with the Buyer on the Closing Date and each employee of any Business Subsidiary on the Closing Date.

         "Parent" shall have the meaning set forth in the first paragraph of this Agreement.

         "Parent Certificate" shall mean a certificate to the effect that each of the conditions specified in clauses (a) through (c) (insofar as clause (c) relates to a judgment, order, decree, stipulation or injunction against any Seller) of Section 5.1 is satisfied.

         "Parties" shall mean the Sellers and the Buyer collectively.

         "Permits" shall mean all permits, licenses, franchises or authorizations from any Governmental Authority included in the Acquired Assets or held by any Business Subsidiary.

         "Person" shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Entity.

         "PSV Policies" shall mean the personal, sick or vacation policies applicable to each New Buyer Employee immediately prior to the Closing Date.

         "Purchase Price" shall mean US$280,000,000.00.

         "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the Environment.

         "RTL" shall mean Royce Thompson Limited, a private limited company formed under the laws of the United Kingdom.

         "RT Warranty Expenses" shall have the meaning set forth in Section 6.5(e).

         "RT Warranty Matter" shall have the meaning set fort in Section 6.5(e).

         "Securities Act" shall mean the Securities Act of 1933.

         "Security Interest" shall mean any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (a) mechanic's, materialmen's, landlord's and similar liens,
(b) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation, (c) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, (d) liens for Taxes not yet due and payable, (e) liens for Taxes which are being contested in good faith and by appropriate proceedings, (f) liens relating to capitalized lease financings or purchase money financings that have been entered into in the ordinary course of business,
(g) liens arising solely by action of the Buyer, and (h) liens that would not reasonably be expected to result in a Business Material Adverse Effect.

         "Seller" shall have the meaning set forth in the first paragraph of this Agreement.

         "Sellers" shall have the meaning set forth in the first paragraph of this Agreement.

         "Seller's 401(k) Plan" shall mean the defined contribution plan qualified under Section 401 of the Code sponsored by the Parent.

         "Seller Guarantees" shall mean all letters of credit, guarantees, covenants, indemnities or similar assurance provided by any Seller or any of their respective Affiliates (other than the Business Subsidiaries) to the extent relating to the Business.

         "Seller Marks" shall mean (other than the trademarks, trade names, service marks and domain names included in the Designated Intellectual Property and the Transferred Joslyn Marks) all business names, trade names and trademarks of any Seller or any Affiliate of any Seller, any derivative thereof, or any word that is similar in sound or appearance to any of the foregoing and, for the avoidance of doubt, shall include all business names trade names and trademarks consisting of, or that include, the name "DANAHER" or (other than the Transferred Joslyn Marks) "JOSLYN".

         "Share Capital" shall mean all of the issued and outstanding share capital of RTL.

          "Subsidiary" shall mean any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the Parent (or another Subsidiary) holds stock or other ownership interests representing more than 50% of the voting power of all outstanding stock or ownership interests of such entity.

         "Target Working Capital Amount" shall mean the average of the Acquired Assets and the assets of the Business Subsidiaries, in each case, that constitute current assets (within the meaning of GAAP), less the Assumed Liabilities that constitute current liabilities (within the meaning of GAAP), as of the financial closing of each month for the six months immediately preceding the month in which the Closing occurs; provided, however, the following items shall be excluded from the calculation of the Target Working Capital Amount: (i) intercompany items eliminated in accordance with Section 4.5, (ii) $115,000 charge incurred by the Business' Royce Thompson division in connection with certain inventory write offs and all accruals for the RTL Warranty Matter by such division, (iii) accrued liability for the Graybar Electronics litigation against DPS, (iv) cash and cash equivalents and similar investments, bank accounts, commercial paper, certificates of deposit, Treasury bills and other marketable securities, (v) the current portion of long-term debt, and (vi) Taxes payable.

         "Tax Audit" shall mean any audit or examination of Taxes by any Taxing Authority.

         "Taxes" shall mean all taxes, including income, gross receipts, ad valorem, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, social security charges and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

         "Taxing Authority" shall mean any applicable governmental authority responsible for the imposition of Taxes.

         "Tax Purchase Price" shall mean the amount of the Adjusted Purchase Price, the liabilities of the Business Subsidiaries (other than any such liabilities for which Buyer is indemnified pursuant to this Agreement), the Assumed Liabilities, and other relevant items (if any), determined in a manner consistent with Section 1060 of the Code and the Treasury Regulations thereunder.

         "Tax Reserves" shall mean the accruals or reserves for Taxes, if any, on the Final Closing Statement.

         "Tax Returns" shall mean all reports, returns, declarations, statements, forms or other information required to be supplied to a Taxing Authority in connection with Taxes.

         "Transition Services Agreement" shall mean the Transition Services Agreement delivered at the Closing pursuant to Section 1.3(b)(vi).

         "Transferred Joslyn Marks" shall mean the trademarks, trade names, service marks and domain names set forth on Schedule D-10.

         "WARN" shall mean the Worker Adjustment and Retraining Notification
Act.

                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1 Press Releases and Announcements. No Party shall issue (and each Party shall cause its Affiliates not to issue) any press release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by law, regulation or stock exchange rule (in which case the disclosing Party shall advise the other Party or Parties and the other Party or Parties shall, to the extent permitted by Law, have the right to review and comment on such press release or announcement, and the disclosing Party shall incorporate all reasonable comments of the other Party, prior to its publication). The Buyer shall not, and shall cause each of its Affiliates not to, at any time, divulge, disclose or communicate to others in any manner whatsoever, information or statements which disparage or are intended to disparage any Seller, any of their Affiliates, or any of their respective business reputations.

         12.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns and, to the extent specified herein, their respective Affiliates.

         12.3 Treatment of Business Subsidiaries. Prior to the Closing, each Business Subsidiary will be deemed, for purposes of this Agreement, to be an Affiliate of the Sellers and not of the Buyer. Following the Closing, each Business Subsidiary will be deemed, for purposes of this Agreement, to be an Affiliate of the Buyer and not of the Sellers.

         12.4 Entire Agreement. This Agreement (including the Ancillary Agreements and the Disclosure Documents) and the Confidentiality Agreement constitute the entire agreement among the Buyer, on the one hand, and the Sellers, on the other hand. This Agreement supersedes any prior agreements or understandings among the Buyer, on the one hand, and the Sellers, on the other hand, and any representations or statements made by or on behalf of any Seller or any of their respective Affiliates to the Buyer, whether written or oral, with respect to the subject matter hereof, other than the Confidentiality Agreement, the Ancillary Agreements and the Disclosure Documents, and the parties hereto specifically disclaim reliance on any such prior representations or statements to the extent not embodied in this Agreement, the Ancillary Agreements or the Disclosure Documents.

         12.5 Succession and Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Parent (in the case of an assignment by the Buyer) or the Buyer (in the case of an assignment by any Seller), which written approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, this Agreement, and all rights, interests and obligations hereunder, may be assigned, without such consent, to any Affiliate of the Parent or any entity that acquires all or substantially all of the Parent's business or assets. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

         12.6 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one Business Day after it is sent for next Business Day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

     If to the Buyer:                        Copy to:
     ---------------                         --------

     Thomas & Betts Corporation              Thomas & Betts Corporation
     8155 T&B Blvd.                          8155 T&B Blvd.
     Memphis, Tennessee 38125                Memphis, Tennessee 38125
     Telecopy:  (901)252-1324                Telecopy:   (901)252-1475
     Attention:   Chief Executive officer    Attention:  Vice President -
                                                           General Counsel

     If to any Seller:                       Copy to:
     -----------------                       --------

     Joslyn Holding Company                  WilmerHale
     c/o Danaher Corporation                 1875 Pennsylvania Avenue, NW
         2099 Pennsylvania Avenue, NW        Washington, DC 20006
         12th Floor                          Telecopy: +1 202 663 6363
         Washington, DC 20006                Attention:  Mark A. Dewire, Esq.
         Telecopy:  +1 202 828 0860
         Attention: Vice President,
                      Corporate Development

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including, without limitation, personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail) and any such communication shall be deemed delivered (a) upon machine or server confirmation if given by telecopy or electronic mail or
(b) if not given by telecopy or electronic mail, when actually received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         12.7 Amendments and Waivers. The Parties may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         12.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

         12.9 Expenses. Except as otherwise specifically provided to the contrary in this Agreement, each of the Parties shall bear its own costs and expenses (including, without limitation, legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         12.10 Specific Performance. Each Party acknowledges and agrees that the other Party or Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party or Parties may be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter.

         12.11 Governing Law. This Agreement and any disputes hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

         12.12 Submission to Jurisdiction. Each Party (a) submits to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined only in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each Party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 12.6 Nothing in this Section 12.12 however, shall affect the right of any Party to serve such summons, complaint or initial pleading in any other manner permitted by law.

         12.13 Bulk Transfer Laws. Buyer and Sellers hereby waive compliance by Buyer and Sellers with the bulk sales law, bulk transfer law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement. Sellers shall indemnify Buyer from, and hold Buyer harmless against, any liabilities, damages, costs and expense resulting from or arising out of (a) the parties' failure to comply with any such laws in respect of the transactions contemplated by this Agreement and (b) any action brought or levy made as a result thereof except to the extent that such damages arise from the Buyer's failure to satisfy Assumed Liabilities.

         12.14    Construction.
                  -------------

                  (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

                  (b) Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

                  (c) The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (d) All references herein to "Articles", "Sections", "Exhibits" and "Schedules" shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

                  (e) All references to "$", "Dollars" or "US$" refer to currency of the United States of America.

                  (f) The defined terms herein shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

                  (g) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (h) Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including, without limitation, by waiver or consent (in the case of agreements or instruments) and by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein (in the case of statutes).

                  (i) Unless otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP.

         12.15 Foreign Exchange Conversions. If any amount to be paid, transferred, allocated, indemnified, reimbursed or calculated pursuant to, or in accordance with, the terms of this Agreement or any Exhibit or Schedule (including, without limitation, the Disclosure Schedule) referred to herein (including, without limitation, the calculation, payment or reimbursement of Damages under Article VI hereof) is originally stated or expressed in a currency other than United States Dollars, then, for the purpose of determining the amount to be so paid, transferred, allocated, indemnified, reimbursed or calculated, such amount shall be converted into United States Dollars at the exchange rate between those two currencies most recently quoted in The Wall Street Journal in New York as of the Business Day immediately prior to (or, if no such quote exists on such Business Day, on the closest Business Day prior to) the day on which the Party required to make such payment, transfer, indemnification, reimbursement or calculation first becomes obligated to do so hereunder (or, in the case of Article VI hereof, would have first become obligated to do so but for the operation of Section 6.5(a) hereof); provided, however, that nothing in this Section 12.15 shall be deemed to require any Party to make any foreign currency conversion or other similar calculation that violates or conflicts with, or otherwise causes a Party to violate, applicable law or GAAP.

         12.16 No Solicitation; Acquisition Proposals. From the date of this Agreement until the Closing Date or until this Agreement is terminated or abandoned as provided in Article VIII, no Seller shall, directly or indirectly, through any officer, director, employee, stockholder, agent or affiliate or otherwise, except in furtherance of the transactions contemplated by this Agreement, (a) solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of a material amount of the assets of, or any equity interest in, or any merger, consolidation or business combination with, the Business or the Acquired Assets (an "Acquisition Proposal"); (b) participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with or assist, facilitate or encourage any Acquisition Proposal by any person; (c) enter into any agreement, arrangement or understanding with respect to an Acquisition Proposal; or (d) sell, transfer, or otherwise dispose of, or enter into any agreement, arrangement or understanding with respect to, any interest in the Acquired Assets or the Business. Each Seller, jointly and severally, represents and warrants to Buyer that it has terminated, without creating any liability for the Business or any Business Material Adverse Effect on the transactions contemplated by this Agreement, all discussions and negotiations regarding any Acquisition Proposals and any agreements, arrangements and understandings with respect to any Acquisition Proposal or with respect to any interest in the Acquired Assets or the Business.

         12.17 Waiver of Jury Trial. To the extent permitted by applicable law, each Party hereby irrevocably waives all rights to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby or the actions of any Party in the negotiation, administration, performance and enforcement of this Agreement.

         12.18 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         12.19 Further Representations. Each of the Sellers, on the one hand, and the Buyer, on the other hand, acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each of the Sellers, on the one hand, and the Buyer, on the other hand, further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other as to such tax consequences.

         12.20 Counterparts and Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                           JOSLYN HOLDING COMPANY

                                           By:  /s/ James H. Ditkoff
                                                --------------------

                                           Name: James H. Ditkoff

                                           Title: Vice President



                                           DANAHER UK INDUSTRIES LIMITED

                                           By: /s/  James H. Ditkoff
                                               ---------------------

                                           Name: James H. Ditkoff

                                           Title: Director



                                           JOSLYN CANADA

                                           By: /s/ James H. Ditkoff
                                               --------------------

                                           Name: James H. Ditkoff

                                           Title: Vice President



                                           THOMAS & BETTS CORPORATION

                                           By:  /s/ Christopher P. Hartmann
                                                ---------------------------

                                           Name: Christopher P. Hartmann

                                           Title: Executive Vice President and
                                                  Chief Operating Officer

The following Exhibits and Schedules to the Purchase and Sale Agreement have been omitted or partially omitted in accordance with Item 601(b)(2) of Regulation S-K.

EXHIBITS:

Exhibit A-1    -    Form of Membership Interest Assignment
Exhibit A-2    -    Form of Share Capital Assignment
Exhibit B      -    Form of Bill of Sale
Exhibit C      -    Form of Intellectual Property Transfer and License Agreement
Exhibit D      -    Form of Lease Agreement
Exhibit E      -    Form of Real Property License Agreement
Exhibit F      -    Form of Transition Services Agreement
Exhibit G      -    Form of Assumption Agreement
Exhibit H      -    Form of Payment Guaranty
Exhibit I      -    Form of Incidental Agreement

SCHEDULES:

Schedules 1.2(b) - 9.10
Schedules D-1 - D-10
Sellers Disclosure Schedule

Thomas & Betts Corporation will furnish supplementally a copy of any omitted or partially omitted schedule or exhibit to the Securities and Exchange Commission upon request; provided, however, that Thomas & Betts Corporation may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.